Memorandum No. ______________

                              STARBASE CORPORATION

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                              Dated April 19, 1996

                        Minimum Offering 1,000,000 Units
                        Maximum Offering 2,100,000 Units

This confidential private placement memorandum (including the exhibits attached hereto which constitute a part hereof, this "Memorandum") is furnished on a confidential basis and relates to this private placement offering (the "Offering") of a minimum of 1,000,000 and a maximum of 2,100,000 units (the "Units") of StarBase Corporation, a Delaware corporation ("StarBase" or the "Company"). Each Unit consists of one share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and one non-transferable Warrant to purchase one share of Common Stock (the "Warrant"), exercisable at $2.00 per share through January 31, 1997 and thereafter exercisable at $2.50 per share through January 31, 1998, after which date the Warrant expires. Offers and sales of the Units will be made only to "Accredited Investors" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")) within the United States and to qualified investors outside the United States pursuant to Regulation S promulgated under the Act. The Units will be sold at a subscription price of $3.00 per Unit upon the terms and conditions described below. The Offering is scheduled to terminate at 5:00 p.m., Los Angeles time, on May 13, 1996 or at such earlier time as the maximum offering is completed. The Company reserves the right to reject any subscription in whole or in part in its sole discretion. See "Terms of the Offering."

The Common Stock of the Company is traded on the NASDAQ Over The Counter Electronic Bulletin Board under the symbol SBAS. On April 19, 1996, the high bid and low asked prices of the Common Stock as reported on the NASDAQ Over The Counter Electronic Bulletin Board were $3.63 and $4.00 per share, respectively. See "Risk Factors - Limited Public Market; Fluctuations in the Company's Stock Price."

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD AND BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" AT SECTION III OF THIS MEMORANDUM.

================================================================================
                                              Placement Agent    Proceeds to the
                        Offering Price        Fees (1)(3)        Company (2)(3)
- - --------------------------------------------------------------------------------
Per Unit                    $3.00             $0.30              $2.70
Minimum Offering            $3,000,000        $300,000           $2,700,000
Maximum Offering            $6,300,000        $550,000           $5,750,000
================================================================================

(1) Does not include offering expenses payable by the Company and warrants issued by the Company to purchase up to 120,000 shares of Common Stock. See "Terms of the Offering - Placement Agent."
(2) Before deducting offering expenses payable by the Company estimated at $345,000, including finders' fees, and the Placement Agent's reimbursable offering expenses. See "Use of Proceeds."
(3) The Company has engaged Dabney/Resnick, Inc. ("Dabney") as the Placement Agent for Units of up to $5,500,000 in the Offering on a "best efforts" basis. The Company on a direct basis may sell Units of up to $800,000 in the Offering.

                              DABNEY/RESNICK, INC.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER THE SECURITIES ACT OF ANY STATE. THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND THE SECURITIES LAWS OF CERTAIN STATES.
                                       ***
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                       ***
THIS OFFERING IS MADE TO "U.S. PERSONS" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT ("REGULATION S") PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE ACT UNDER REGULATION D THEREOF, AND TO ALL OTHER PERSONS PURSUANT TO EXEMPTION FROM REGISTRATION UNDER REGULATION S OF THE ACT, AND IS SUBJECT TO THE RULES AND RESTRICTIONS PERTAINING TO SUCH EXEMPTIONS.
                                       ***
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT. THEY MAY BE OFFERED TO NON-U.S. PERSONS PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S, AND IF SO OFFERED, THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED BELOW)
(i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL 40 DAYS FROM CLOSING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT.
                                       ***
THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THERE FROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
                                       ***
THE RESALE OF SECURITIES OFFERED TO "U.S. PERSONS" (AS DEFINED IN REGULATION S) WILL BE RESTRICTED UNDER REGULATION D AND RESALES OF SECURITIES OFFERED TO ALL INVESTORS WILL BE RESTRICTED UNDER STATE SECURITIES LAWS.
                                       ***
THESE SECURITIES MAY BE OFFERED ONLY IN THOSE STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION UNDER APPROPRIATE STATE SECURITIES
LAWS.
                                       ***
THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. EXCEPT AS OTHERWISE INDICATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF. NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALE OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AFTER THE DATE HEREOF.
                                       ***
THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY THE COMPANY WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO MODIFY THIS OFFERING, TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART FOR ANY

REASON OR TO ALLOT TO ANY SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES SUBSCRIBED FOR OR TO WAIVE CONDITIONS TO THE PURCHASE OF THE SECURITIES.
                                       ***
IT IS THE RESPONSIBILITY OF ANY INVESTOR PURCHASING SECURITIES TO SATISFY ITSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE U.S. IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE REQUIREMENTS.
                                       ***
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OTHER THAN THAT CONTAINED IN THIS MEMORANDUM, OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE PLACEMENT AGENT. THE COMPANY AND THE PLACEMENT AGENT DISCLAIM ANY AND ALL LIABILITIES FOR REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, CONTAINED IN, OR OMISSIONS FROM, THIS MEMORANDUM OR ANY OTHER WRITTEN OR ORAL COMMUNICATION TRANSMITTED OR MADE AVAILABLE TO THE RECIPIENT. EACH INVESTOR WILL BE ENTITLED TO RELY SOLELY ON THOSE REPRESENTATIONS AND WARRANTIES THAT MAY BE MADE TO IT IN ANY FINAL SUBSCRIPTION AGREEMENT RELATING TO THE SECURITIES.
                                       ***
THIS MEMORANDUM DOES NOT PURPORT TO BE ALL INCLUSIVE OR TO CONTAIN ALL THE IN FORMATION THAT A PROSPECTIVE INVESTOR MAY DESIRE IN INVESTIGATING THE COMPANY. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE PRIVATE PLACEMENT, INCLUDING THE MERITS AND RISKS INVOLVED. SEE "RISK FACTORS."
                                       ***
THIS MEMORANDUM CONTAINS INFORMATION CONCERNING THE COMPANY'S FUTURE PLANS AND PERFORMANCE. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY IMPLEMENT ANY OF ITS BUSINESS PLANS OR THAT ASSUMPTIONS OR EXPECTATIONS REGARDING ITS FUTURE PLANS AND PERFORMANCE WILL NOT BE MATERIALLY DIFFERENT FROM THE COMPANY'S PRESENT EXPECTATIONS.
                                       ***
THIS MEMORANDUM CONTAINS REFERENCES TO OR SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN, BUT REFERENCE IS MADE TO SUCH
UNDERLYING AGREEMENTS AND DOCUMENTS, COPIES OF WHICH ARE AVAILABLE FOR EXAMINATION, SOLELY FOR INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. THE AGREEMENTS, RATHER THAN THE SUMMARIES CONTAINED HEREIN, ARE CONTROLLING AS TO THE RIGHTS AND DUTIES OF THE PARTIES.
                                       ***
THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSTRUED BY INVESTORS AS LEGAL OR TAX ADVICE, AND NO REPRESENTATIONS OR WARRANTIES OF ANY KIND ARE INTENDED OR SHOULD BE INFERRED REGARDING THE ECONOMIC RETURN OR THE TAX CONSEQUENCES TO INVESTORS THAT ACQUIRE THE INTERESTS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN ATTORNEYS, ACCOUNTANTS AND FINANCIAL ADVISORS ABOUT THE LEGAL AND TAX CONSEQUENCES AND THE FINANCIAL RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES.
                                       ***
MARKET DATA AND INDUSTRY INFORMATION REFERRED TO IN THIS MEMORANDUM ARE DERIVED FROM VARIOUS TRADE PUBLICATIONS, INDUSTRY SOURCES AND ESTIMATES BY THE COMPANY. THOUGH THE COMPANY BELIEVES THAT SUCH ESTIMATES ARE BY THEIR NATURE INHERENTLY INEXACT, IT NONETHELESS BELIEVES THAT THE FIGURES CONTAINED HEREIN ARE INDICATIVE OF THE EXPECTATIONS OF THE INDUSTRY.
                                       ***

EACH INVESTOR IS HEREBY GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE OFFICERS AND DIRECTORS OF THE COMPANY OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION (OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT AND EXPENSE) NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. FURTHERMORE, THE COMPANY HAS OR WILL HAVE VARIOUS DOCUMENTS CONNECTED WITH THE BUSINESS OF THE COMPANY. ALL SUCH DOCUMENTS ARE AVAILABLE TO ANY PROSPECTIVE INVESTOR. IF YOU HAVE ANY QUESTIONS WHATSOEVER REGARDING THIS OFFERING, OR DESIRE ANY ADDITIONAL INFORMATION OR DOCUMENTS TO VERIFY OR SUPPLEMENT THE INFORMATION CONTAINED IN THIS MEMORANDUM, PLEASE WRITE OR CALL THE COMPANY, AT THE ADDRESS AND TELEPHONE NUMBER SHOWN BELOW.
                                       ***
THE INFORMATION CONTAINED IN THIS MEMORANDUM IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO PROSPECTIVE INVESTORS IN THE COMPANY SOLELY FOR SUCH INVESTORS' CONFIDENTIAL USE IN CONNECTION WITH THIS OFFERING, WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE COMPANY, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS MEMORANDUM FOR ANY PURPOSE OTHER THAN EVALUATING A POTENTIAL INVESTMENT IN THE SECURITIES.
                                       ***
EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO PROMPTLY RETURN THIS MEMORANDUM, AND ANY OTHER DOCUMENTS OR INFORMATION RELATING TO THIS OFFERING, TO THE COMPANY IF THE PROSPECTIVE INVESTOR DOES NOT PURCHASE ANY OF THE UNITS OFFERED HEREBY OR IF THE OFFERING IS TERMINATED BY THE COMPANY.
                                       ***

California Residents:
- - ---------------------

THE SALE OF THE SECURITIES WHICH IS THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR A RECEIPT OF ANY PART OF THE CONSIDERATION THEREOF PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATION CODE. THE RIGHTS OF ALL PARTIES TO SUBSCRIBE FOR THE SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Connecticut Residents:
- - ----------------------

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Florida Residents:
- - ------------------

THE FLORIDA DEPARTMENT OF BANKING AND FINANCE HAS NOT REVIEWED THIS OFFERING OR THIS MEMORANDUM AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. UNLESS THE SECURITIES OFFERED HEREBY ARE REGISTERED, THEY MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ACT.

PURSUANT TO SECTION 517.061(11)(a) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, FLORIDA INVESTORS HAVE A THREE-DAY RIGHT OF WITHDRAWAL OF ACCEPTANCE. IF YOU HAVE EXECUTED A SUBSCRIPTION AGREEMENT (THE "AGREEMENT"), YOU MAY ELECT, THREE BUSINESS DAYS AFTER THE DELIVERY BY YOU OF ANY CONSIDERATION FOR YOUR SECURITIES, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER, TO WITHDRAW FROM YOUR AGREEMENT. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO YOU. TO
ACCOMPLISH SUCH WITHDRAWAL, YOU NEED ONLY TELEPHONE OR SEND A TELEGRAM WITHIN SUCH TIME PERIOD TO THE COMPANY AT ITS ADDRESS SET FORTH BELOW.

SHOULD YOU MAKE THIS REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

Massachusetts Residents:
- - ------------------------

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Ohio Residents:
- - ---------------

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

New York Residents:
- - -------------------

THIS MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

Texas Residents:
- - ----------------

THIS MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE STATE SECURITIES BOARD OF THE STATE OF TEXAS PRIOR TO ITS ISSUANCE AND USE. THE SECURITIES COMMISSIONER OF THE STATE OF TEXAS HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

Washington Residents:
- - ---------------------

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.



ALL COMMUNICATIONS OR INQUIRIES RELATING TO THIS MEMORANDUM SHOULD BE DIRECTED TO ONE OF THE FOLLOWING:

            Placement Agent                            Company

            Dabney/Resnick, Inc.                       William R. Stow III
            150 South Rodeo Drive                      Chief Executive Officer
            Suite 100                                  18872 MacArthur Boulevard
            Beverly Hills, CA 90212                    Irvine, California 92715
            Attn.:   Mr. Peter Marcil                  Tel:  714-442-4400
            Tel: 310-246-3700                          Fax: 714-442-4404
            Fax: 310-246-3672

                                                 TABLE OF CONTENTS

I.       EXECUTIVE SUMMARY.....................................................1

II.      OFFERING SUMMARY......................................................3

III.     RISK FACTORS..........................................................5

IV.      THE BUSINESS.........................................................13

V.       SELECTED FINANCIAL DATA..............................................29

VI.      USE OF PROCEEDS......................................................31

VII.     SHARE AND LOAN CAPITALIZATION........................................31

VIII.    DESCRIPTION OF SECURITIES............................................33

IX.      TERMS OF THE OFFERING................................................40

X.       DIRECTORS, OFFICERS AND CONTROL PERSONS .............................42

XI.      SECURITIES OWNERSHIP.................................................48

XII.     FINANCIAL STATEMENTS ................................................51

XIII.    ADDITIONAL INFORMATION...............................................51

XIV.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................51

XV.      CONTRACTUAL RIGHTS OF ACTION.........................................52

XVI.     INVESTOR SUITABILITY STANDARDS.......................................52

XVII.    INDEMNIFICATION OF DIRECTORS AND OFFICERS ...........................54

XVIII.   EXHIBITS.............................................................56

XIX.     ATTACHMENTS..........................................................58

         Attachment A      Form 10-K March 31, 1995
         Attachment B      Form 10-Q December 31, 1995

                              I. EXECUTIVE SUMMARY

StarBase Corporation, a Delaware corporation ("StarBase" or the "Company") (OTCEBB:SBAS), develops, markets and supports team-oriented product development software that addresses the evolving needs of personal computer users involved in projects requiring substantial collaboration. StarBase was founded in 1991 to address the inability of software development projects to deliver software products on time and within budget, initially through the improvement of individual programmer productivity tools.

Despite significant progress in programmer productivity tools in the industry, however, the majority of software projects continued to come in late and over budget. According to a study by Standish, Inc., only 16% of all software projects are completed on time and within budget. Based on focus group studies and market research, the Company came to the conclusion that most cost overruns, delays and required redesigns are related to inefficiencies in collaboration, work flow and project management rather than to individual programmer productivity. As a result, StarBase decided to focus entirely on the development and marketing of software designed to increase team productivity, rather than individual programmer productivity.

The Company believes that the combination of programmer  development  tools with tools designed to improve the productivity of software development teams will facilitate the delivery of software products on time and within budget. The most advanced programmer development tool, called an Integrated Development Environment ("IDE"), provides significant programmer productivity improvement by combining several interrelated programming tools into a single work environment. The Company's goal is to complement programmer IDEs with a family of Integrated Team Environment ("ITE") products that combine several interrelated team tools into a single work environment.

     --------------------                   -------------------
     |     Integrated   |                   |    Integrated   |
     |    Development   |                   |       Team      |
     |    Environment   |                   |    Environment  |
     |       (IDE)      |                   |       (ITE)     |
     --------------------                   -------------------
              |                                       |
              |                                       |
              |                                       |
              -----------------------------------------
                                   |
                                   |
                        --------------------------
                        |       Improved         |
                        |  Software Development  |
                        |     Productivity       |
                        --------------------------

           Figure 1. Complementary IDE and ITE products are needed to facilitate software development.

The StarBase ITEs are designed to automate critical team processes such as collaboration, work flow and project management. The Company's ITE product helps users work efficiently in teams while protecting their individual work. ITEs enable users in an organization to have more effective and visible decision making, move work more efficiently between team members, and allow managers to monitor and analyze work flow unobtrusively.

The Company's first ITE software product, StarTeam 1.0, entered beta testing in June 1995 and commercial shipments began in January 1996. The Company believes that StarTeam 1.0 is the first industry ITE. StarTeam 2.0, which is expected to begin commercial shipments in the Summer of 1996, includes the ability to communicate across wide area networks, including the Internet, and utilizes a client/server structure. Although competitive products currently exist which perform portions of what the Company's products do, management believes that no other competitive product combines all of the capabilities into one tightly-integrated ITE package. Features included in StarTeam are as follows:

* Version Control - StarTeam creates an environment from which team members can track and store each new version of software modules during development. In addition, the product allows members to easily annotate who made changes, what these changes were, and why they were made.

* Defect Tracking - The defect tracking function is integrated with the project files, thereby allowing a list of all defects associated with a project (or portion of a project) to be viewed by any team member. These defects can be sorted in a variety of ways, including priority, severity, status and responsibility. Improved tracking enables team managers to monitor the status of the project, the number of defects, the type of defects, and the productivity of each programmer.

* Threaded Conversations - StarTeam integrates the ability to have focused conversations on issues, project status, and software code modules. A user can easily enter a comment or request for help which will be attached to the portion of the project currently being modified.

* Auditing and Reporting - The auditing and reporting features allow project managers to better estimate completion time as well as monitor team members' productivity.

Although the Company's initial products are focused on software development, the Company believes that the market for team-oriented software extends beyond software programming. Planned future products are code- named as follows:

* StarTeam WebConnect, a functional add-on to StarTeam 2.0, is expected to enter beta testing in the Spring of 1996. This product allows authorized users to access StarTeam-based projects through the Internet using common web browsers. StarTeam WebConnect, thus, enables a team to collaborate on a project with members in diverse geographical locations. In addition, StarTeam WebConnect is specifically designed for web content authors, graphic artists, and other contributors to manage their web page development and easily control the publishing of their web pages.

* OfficeTeam, which will begin development in 1996 and is expected to be introduced in 1997, will be targeted toward white collar professionals to enable team development of projects such as financial reports, architectural drawings, electronic designs and other projects.

The Company will tailor its marketing to each of the products that it offers. StarTeam, for example, will be marketed through traditional distributors/resellers as well as through direct telesales. StarTeam will also be marketed through agreements with the leading Software Configuration Management ("SCM") companies. SCM systems provide a repository for the secure storage of software modules and for managing the process of software change. Intersolv, Inc., the SCM market leader for PC networks with over 250,000 installed seats, entered into a cross licensing agreement and made an investment in the Company. This agreement allows each company to integrate portions of the others' products into their own products. The Company plans to market StarTeam WebConnect primarily through direct telesales and interactively through the Internet, and OfficeTeam primarily through retailers and value added resellers ("VAR"). The Company also expects to market its products through traditional resellers and distributors such as Merisel Inc., Ingram Micro Inc., Software Developers Co., Inc., Programmer's Paradise, DistribuPro, Inc., Software Spectrum Inc. and Vision Source.

                              II. OFFERING SUMMARY

Company: StarBase is a reporting issuer in the United States of America under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in British Columbia, Canada under the Securities Act, S.B.C. 1985, c. 83. The common stock, par value $0.01 per share, of the Company (the "Common Stock") is listed and posted for trading on the NASDAQ Over The Counter Electronic Bulletin Board ("OTCEBB") and the Vancouver Stock Exchange ("VSE"). The Company intends to delist from the VSE, and subject to completing a maximum Offering, the Company intends to apply for listing on the NASDAQ Small Cap Market, although, there can be no assurance that the Company will be able to list on the NASDAQ Small Cap Market. See "Risk Factors - Limited Public Market."

Offering:      Up to a maximum of $6,300,000 by the issuance of 2,100,000 Units, each Unit consisting of one share of Common Stock, and one non-transferable Warrant to purchase one share of Common Stock.
               The Warrants are  exercisable at $2.00 per share through  January
               31, 1997 and thereafter exercisable at $2.50 per share through January 31, 1998, after which date the Warrants expire. The
               Company reserves the right to reduce or increase the number of Units offered without notice. See "Description of Securities."

Placement
Agent: The Company has engaged Dabney as its placement agent for the Offering. Up to $5,500,000 may be sold by Dabney on a "best efforts" basis and an additional $800,000 may be sold by the Company itself. The Company will pay Dabney a commission equal to 10% of the total Units sold by them. The Company will also issue Warrants to Dabney to purchase a number of shares equal to 120,000 times a fraction the numerator of which shall be the total dollar amount of Units sold by Dabney and the denominator of which shall be $5,500,000. In addition, the Company will reimburse Dabney for its reasonable expenses incurred in connection with the Offering, and has agreed to indemnify Dabney and its advisors against certain liabilities.

Minimum
Subscription:  Unless otherwise agreed to by the Company in writing, the minimum subscription will be 10,000 Units.

Shares
Outstanding:   As of March 31, 1996, the Company had 7,848,479  shares of Common
               Stock  issued and  outstanding,  of which 6,261  shares of Common
               Stock are held as treasury shares (excluding outstanding options for 1,368,506 shares of Common Stock and warrants to acquire
               2,949,594  shares of Common Stock) and 2,227,946 shares of Series
               B Preferred Stock outstanding. The Company is offering in a private placement of up to 300,000 units (the "Regulation S
               Units"), at $3.00 per Regulation S Unit, each Regulation S Unit consisting of one share of Series C Preferred Stock which will be convertible into one share of Common Stock, and one non-transferable warrant to purchase one share of Common Stock, pursuant to Regulation S under the Act (the "Regulation S
               Offering").  The Company  anticipates  closing the  Regulation  S
               Offering before the closing of this Offering.

Shares
Outstanding
After the
Offering:      Assuming the sale of 2,100,000 Units, 12,176,425 shares of Common
               Stock (including 6,261 shares of treasury stock but excluding outstanding options for 1,368,506 shares of Common Stock and warrants to acquire 5,049,594 shares of Common Stock) will be outstanding. If this Offering results in gross proceeds in excess of $5,000,000, the 2,227,946 shares of Series B Preferred Stock outstanding will be automatically converted into 2,227,946 shares of Common Stock. In addition, it is anticipated that there will be outstanding approximately 300,000 shares of Series C Preferred
               Stock which will be  convertible  into  300,000  shares of Common
               Stock and warrants to purchase approximately 300,000 shares of Common Stock should the Regulation S Offering close.

Offering
Price:         $3.00 per Unit.

Symbols:       NASDAQ Over The Counter
               Electronic  Bulletin Board.................SBAS
               Vancouver Stock Exchange...................SBE

               The symbols listed above are for the Company's Common Stock only. The Company's Preferred Stock and Warrants are not listed.

Use of
Proceeds:      The  net  proceeds  to  the  Company  of  the  Offering  will  be
               $5,750,000 if the maximum number of Units is subscribed for, before the deduction of Offering expenses. The Company intends to use the proceeds of the Offering for general corporate purposes and debt reduction. See "Use of Proceeds."

Finders'Fees:  The Company will pay finders'  fees to a third party of 2% on the amount of Units placed by Dabney. See "Terms of the Offering - Finders' Fees."

Risk Factors:  To  date  a  substantial  portion of the  Company's  revenues was derived from the activities of its Professional Services division, which was discontinued in 1995, and sales of products that have been de-emphasized. The Units are speculative investments, and there are significant business risks associated with the Company's product development, operations, competition, market acceptance, product pricing, reliance on distributors, financing requirements, and management. See "Risk Factors."

Resale
Restrictions:  The shares of Common Stock are "restricted  securities" under the
               Act and applicable state securities laws and are otherwise subject to certain restrictions on transfer. The Units may not be resold or otherwise disposed of in the United States for a period of at least twenty-four months for purchasers acquiring the Units pursuant to Regulation
               D. Accordingly, an investor participating in this Offering must be prepared to make a long-term investment in the Company. See "Risk Factors - Restricted Securities."

Registration:  The  holders  of the  shares  of  Common  Stock  will be  granted
               "demand" registration rights to effect two registrations, and "piggy back" registration rights, subject to customary limitations. See "Description of Securities - Registration Rights."

Subscription
Period: The Offering is scheduled to terminate at 5:00 p.m., Los Angeles time, on May 13, 1996 or at such earlier time as the maximum offering is completed. When the total subscriptions have been received by the Company, a closing will be held in respect of those subscriptions (the "Closing"). The Company may reject any subscription for any reason in its sole discretion. If this Offering is oversubscribed, the Company will determine which subscriptions will be accepted.

Financial
Information:   See the Consolidated  Audited Financial Statements of the Company
               dated March 31, 1995, and the  Consolidated  Unaudited  Quarterly
               Financial  Statements  of the  Company  dated  December  31, 1995
               appended   hereto  in  the  annexed  Form  10-K  and  Form  10-Q,
               respectively.


                                III. RISK FACTORS

In addition to the other information in this Memorandum, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Units offered by this Memorandum. An investment in the Units offered hereby is speculative in nature and involves a high degree of risk.

*  POSSIBLE DILUTION DUE TO ISSUANCE OF ADDITIONAL COMMON STOCK; MARKET OVERHANG

As of March 31, 1996, the Company had issued 7,848,479 shares of Common Stock. As of such date, (i) 2,227,946 shares of Common Stock were issuable upon the conversion of Series B Preferred Stock, (ii) 2,949,594 shares of Common Stock were issuable upon the exercise of outstanding warrants issued by the Company, and (iii) 1,368,506 shares of Common Stock were issuable upon the exercise of outstanding options issued by the Company. In addition, the Company is in the process of completing the Regulation S Offering. Furthermore, the Company will in all likelihood conduct additional offerings of its Common Stock or securities convertible into Common Stock.

As a result of the above transactions, the voting power of each holder of Common Stock may be diluted by the issuance of additional shares of Common Stock. Also, the book value per share of Common Stock may be reduced upon the exercise of outstanding options or warrants and the conversion of outstanding convertible preferred stock, depending upon the exercise price of the options or warrants and the conversion of the preferred stock, and the book value per share of Common Stock, at the time of such exercise or conversion.

Furthermore, the prevailing market price for the Common Stock may be materially and adversely affected by the addition of a substantial number of shares of Common Stock, including the shares offered hereby, into the market or by the registration under the Act, of such additional shares. See "Description of Securities." In addition, the prospect of future sales of shares of Common Stock issuable upon the exercise of outstanding warrants and options may have a depressive effect upon the market price of the Common Stock, as such warrants and options would be more likely to be exercised at a time when the price of the Common Stock is in excess of the applicable exercise price. Also, at such time, the Company would likely otherwise be able to raise equity capital on more favorable terms.

*    IMMEDIATE DILUTION IN BOOK VALUE

Purchase of the Units offered hereby involves immediate dilution of the purchaser's investment as it relates to net tangible book value per share of the Common Stock as of December 31, 1995. Assuming that no value per Unit is attributed to the Warrants, 1,000,000 Units are sold in the Offering, and no Warrants are exercised, such dilution amounts to a high of $2.59 per Unit, resulting in a pro forma net tangible book value of $0.41 per share of Common Stock. Assuming 2,100,000 Units are sold in the Offering, Series B Preferred Stock automatically converts and Warrants in this Offering, and Warrants associated with Series B Preferred Stock, are exercised at $2.50 per share, such dilution amount to a low of $1.95 per Unit, resulting in a pro forma net tangible book value of $1.05 per share of Common Stock.

*    IMMEDIATE NEED FOR THE PROCEEDS OF THIS OFFERING; FUTURE CAPITAL NEEDS

Without the proceeds from the Offering or an alternative source of capital, the Company will not be able to meet its debts as they become due. The Company entered into a number of settlement agreements with respect to certain lawsuits brought against the Company and is presently current in all payments to be made under such settlement agreements. The Company failed to meet certain financial covenants with its bank, and accordingly, entered into a Forbearance Agreement under which all principal and interest due to the bank has been repaid. The Company has a substantial and immediate need for working capital. During the nine months ended December 31, 1995, the Company experienced a severe shortage of cash, which caused it to reduce its operations significantly. During that period, accounts payable and accrued expenses increased by $620,000. At February 29, 1996, the Company had negative working capital of approximately $213,000. The Company intends to use the proceeds from this Offering for general corporate purposes, including working capital requirements, product marketing, repayment of outstanding obligations, and debt reduction.

The Company's future capital requirements will depend on many factors, including the speed at which it commercially introduces new products, market acceptance and demand for such products, and the availability of additional financing. Without the proceeds of this Offering, the Company will have insufficient funds to finance its current and anticipated level of and mode of operations. In addition, should substantially less than the maximum proceeds be obtained pursuant to this Offering, the Company will experience a shortage of working capital which will impact current marketing and operational plans.

A decrease in the level of operations may cause the Company to be unable to introduce new products, possibly causing a loss of sales and customers. There can be no assurance that the Company will be able to reacquire any customers so lost. The loss of customers would have a material adverse effect on the Company's operations.

Although management believes the proceeds of this Offering (assuming the maximum Offering) will be sufficient to allow the Company to conduct its operations during the fiscal year that ends March 31, 1997, its continued operations thereafter will depend on its cash flow, if any, from operations or its ability to raise additional funds through equity, debt or other financing. There can be no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms favorable to the Company. If the Company cannot obtain needed funds, it may be forced to cut back or curtail its activities, in which case the business prospects of the Company would be materially and adversely affected.

*    EARLY STAGE OF DEVELOPMENT; HISTORY OF LOSSES

The Company is a development stage company and is subject to all of the risks inherent in a development stage company. There can be no assurance that the Company's product development efforts will result in a commercially viable business or that the Company will be able to generate significant revenues or operate profitably. Since its inception, the Company has had a history of losses and as of December 31, 1995 the Company had a consolidated accumulated deficit of approximately $16,942,000. To date the majority of the Company's revenues was derived from the activities of its Professional Services Division, which was discontinued in 1995, and sales of products that have been de-emphasized. The Company anticipates incurring additional losses until it can successfully market and distribute its existing ITE products and successfully develop, market and distribute its planned future products. The development of software products is difficult and time consuming, requiring the coordinated participation of various technical and marketing personnel and, at times, independent third-party suppliers. This development process often encounters unanticipated delays and expenses, and unanticipated changes in features and functionality extend projected time schedules and increase estimated expenses. The likelihood of the success of the Company's business must be considered in light of the problems, expenses, difficulties, complications, and unforeseen delays frequently encountered in connection with the development of new technologies. Even assuming the maximum number of Units are sold, there can be no assurance that the Company will ever achieve profitability as a result of the receipt of proceeds from this Offering.

*    PRODUCT LINES UNDER DEVELOPMENT; DEVELOPING MARKET

At present, the Company has commercially introduced four products, the marketing of which to date has been limited. The Company's success will be dependent in large part upon its ability to market its ITE products and to quickly introduce and market additional products. While the Company is in various stages of developing additional products, there can be no assurance that such additional products will be completed or successfully marketed. User preferences for software products are difficult to predict and, historically, only a limited number of software products have achieved sustained market acceptance. Demand for software products is subject to a number of variables, including user preferences and the size of the installed base of personal computers capable of running the products. Further, the market for ITE software products is evolving. There can be no assurance that the products introduced by the Company will achieve acceptance, or that other software vendors will not develop and market products which render the Company's products obsolete or less competitive. Failure to obtain significant customer satisfaction of market share for the Company's products would have a material adverse effect on the Company.

*    FLUCTUATIONS IN QUARTERLY RESULTS

The Company's results of operations have historically varied substantially from quarter to quarter and the Company expects they will continue to do so. In the past, the operating results varied significantly as a result of a number of factors, including the size and timing of customer orders or consulting agreements, product mix, seasonality, the timing of the introduction and customer acceptance of new products or product enhancements by the Company's competitors, new products or version releases by the Company, changes in pricing policies by the Company or its competitors, marketing and promotional expenditures, research and development expenditures, and changes in general economic conditions.

The Company's operating expenses are relatively fixed in the short term. For example, the Company intends to make significant expenditures to enhance its sales and marketing and research and development activities. Once such expenditures are implemented, the Company may be unable to reduce them quickly if revenue is less than expected. As a result, fluctuations in revenues can cause significant variations in quarterly results of operations. The Company does not operate with a significant order backlog and a substantial portion of its revenue in any quarter is derived from orders booked in that quarter, which are difficult to forecast and which are typically concentrated toward the end of the quarter. Accordingly, the Company's sales expectations are based almost entirely on its internal estimates of future demand and not on firm customer orders. Due to the foregoing factors, the Company believes that quarter to quarter comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. In addition, there can be no assurance that the Company will be profitable on a quarter to quarter or any other basis in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K and Form 10-Q, annexed hereto as Attachment A and B, respectively.

*    INTENSE COMPETITION

The software industry is highly competitive, and user demand for particular software may be adversely affected by the number of competitive products from which to choose. The Company's competitors include a broad range of companies that develop and market tools for software application development. Many of the Company's current and prospective competitors have significantly greater financial, technical, manufacturing, sales, and marketing resources than the Company. There can also be no assurance that the Company's competitors have not or will be unable to develop products comparable or superior to those developed by the Company or to adapt more quickly than the Company to new technologies, evolving industry trends or customer requirements.

The Company believes that its ability to compete depends on factors both within and outside its control, including the timing and success of new products developed by it and its competitors, product performance and price, ease of use, support of industry standards, and customer support and service. There can be no assurance that the Company will be able to compete successfully with respect to these factors. In particular, competitive pressures from existing and new competitors who offer lower prices could result in loss of sales, cause the Company to institute price reductions, or result in reduced margins and loss of market share, all of which would adversely affect the Company's results of operations. See "The Business - Competition."

*    DEPENDENCE ON AND INTENSE COMPETITION FOR KEY PERSONNEL

The Company's success depends in large part on the continued service and performance of certain key technical, marketing, sales and management personnel. A number of key management employees are relatively new to the Company, and the Company's success will depend in part on successful assimilation of new management personnel. None of the Company's management is covered by an employment contract or key person life insurance. The Company has no assurance regarding the continued employment of any member of its senior management. In addition, competition for such personnel in the software industry is intense and the process of locating highly qualified technical and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. Loss of key personnel or the inability to hire and retain qualified personnel could have a material adverse effect upon the Company's business, results of operations and research and development efforts.

*    LACK OF MARKETING EFFORTS

To date the Company's marketing programs have been curtailed due to a lack of working capital. The proceeds from the Offering will be utilized to undertake more substantial marketing activities in the future. No assurance can be given, however, that sales of the Company's current products or products under development will result from such marketing activities.

The Company is in the process of building its marketing and sales organization. The current plan includes the addition of a number of marketing and sales positions and recruitment efforts are currently underway. There can be no assurances that these recruitment efforts will yield successful results.

*    SUBSTANTIAL RELIANCE ON DISTRIBUTION CHANNELS

Sales through distributors, systems integrators, VARs, and retailers (collectively, the "Distribution Channel") are anticipated to constitute a substantial portion of the Company's software product revenues in the foreseeable future. The Company is dependent upon the continued viability and financial stability of the Distribution Channel. Since the Company's products are used by highly skilled professional engineers, the Distribution Channel must possess sufficient technical, marketing, and sales resources and must devote these resources to a lengthy sales cycle, customer training, and product service and support. Only a limited number of companies in the Distribution Channel possess these resources. In addition, the Distribution Channel generally offers products from several different companies, including in some cases, products that could be competitive with the Company's products. There can be no assurance that the Distribution Channel will be able to continue to market or service and support the Company's products effectively, that economic conditions or industry demand will not adversely affect the Distribution Channel, that any company that licenses StarBase's products will choose to continue to license such products, or that the Distribution Channel will not devote greater resources to licensing products of other companies.

The Distribution Channel through which the Company's software products are sold has been characterized by rapid change, including consolidation, financial difficulties of certain distributors and retailers, and the emergence of new retailers such as mass merchandisers. In addition, the number of companies competing for access to these channels has increased dramatically over the last few years.

*    DEPENDENCE ON NEW PRODUCTS AND ADAPTATION TO TECHNOLOGICAL CHANGE

The market for the Company's products is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, and frequent new product introductions. The Company's future success will depend on its ability to enhance its current products, to develop new products on a timely and cost-effective basis to meet changing customer needs and to respond to emerging industry standards and other technological changes. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, could have a material adverse effect on the Company's results of operations.

Software products as complex as those offered by the Company may contain undetected errors when first introduced or as new versions are released. There can be no assurance that, despite extensive testing by the Company and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance. See "The Business - Platform Opportunities: The Market Opportunity."

*    RELIANCE ON MICROSOFT CORPORATION

Microsoft Windows has gained widespread market acceptance as the dominant computer operating system. Accordingly, the Company has developed and is developing software products that function in the Microsoft Windows, Windows 95 or Windows NT environments, and anticipates future products will also be designed for use in these Microsoft environments. Because the Company expects that its Microsoft-based applications will account for a significant portion of new revenue for the foreseeable future, sales of the Company's new products would be materially and adversely affected by market developments adverse to Microsoft Windows, Windows 95 and Windows NT. The Company's ability to develop products using the Microsoft Windows, Windows 95 and Windows NT environments is substantially dependent on its ability to gain timely access to, and to develop expertise in, current and future developments by Microsoft, of which there can be no assurance. Moreover, the abandonment by Microsoft of its current operating system, product line or strategy, or the decision by Microsoft to develop and market products that directly or indirectly compete with the Company's products would have a material adverse effect on the Company's business, financial condition and results of operations. See "The Business - StarBase Strategy" and "The Business - Competition."

*    PRODUCT RETURNS AND PRICE PROTECTION

Consistent with industry practice, the Company allows distributors, retailers and end users to return products for credits towards the purchase of additional products. In addition, the Company's promotional activities, including free trial and satisfaction guaranteed offers, and competitors' promotional or other activities could cause returns to increase sharply at any time. The Company expects that the rate of product returns may increase as it introduces new versions of its existing products and records additional reserves accordingly. Product returns that exceed the Company's reserves could have a material adverse effect on the Company's business, financial conditions and results of operations.

In addition, in the event the Company reduces its prices, the Company credits its distributors for the difference between the purchase price of products remaining in their inventory and the Company's reduced price for such product ("Price Protection"). Price Protection may have a material adverse effect on future operating results, since the Company seeks to continually introduce new and enhanced products and is likely to face increasing price competition.

*    PROTECTION OF PROPRIETARY RIGHTS

The Company's success depends heavily upon its proprietary technology. It relies on a combination of copyright, trademark and trade secret laws, confidentiality, procedures, and licensing arrangements to establish and protect its proprietary rights. As part of its confidentiality procedures, the Company generally enters into non-disclosure agreements with its employees and distributors, and limits access to and distribution of its software, documentation, and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, effective protection of intellectual property rights may fluctuate depending on judicial interpretation of applicable law and may be unavailable or limited in certain foreign countries.

StarBase provides its products to end-users primarily under "shrink-wrap" license agreements included within the packaged software. These agreements are not negotiated with or signed by the licensee, and thus these agreements may not be enforceable in certain jurisdictions where enforcement is either expensive or limited for other reasons. Protection of intellectual property is extremely expensive.

The Company is not aware of any instances where any of its products infringe on the rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by the Company with respect to current or future products or that management of the Company is aware of all potential claims of infringements. Any such claims, with or without merit, could result in costly litigation or might require the Company to enter into royalty or licensing agreements.

*    CONCENTRATION OF SHARE OWNERSHIP

Upon completion of this Offering, based upon the shares outstanding as of March 31, 1996, the Company's President and Chief Executive Officer, the estate of a former officer of the Company, and the Company's officers, directors and their affiliates as a group, will beneficially own approximately 4.8%, 5.8% and 14.6%, respectively, of the Company's outstanding Common Stock, either directly or indirectly. These percentages include the conversion of the Series B Preferred Stock as well as the exercise of their warrants and stock options. As a result, these stockholders will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

*    RESTRICTED SECURITIES

The Units offered hereby are restricted securities under the Act. No transfers of the Units may be made without compliance with the applicable federal and state securities laws. For these and other reasons, there may be no trading in the Units, and an investor of the Units offered hereby may be required to hold the Units for an indefinite period of time and never be able to liquidate its investment. In addition, the Common Stock underlying the Warrants may not be resold, unless, at the time of such sale, the Company has in effect with the Commission a current registration statement and prospectus with respect to such resale and such transactions are registered, qualified or exempt under the securities laws of the state of residence of the exercising or reselling holder, as applicable.

*    RISK OF EXPANSION STRATEGY

The expansion of the Company's product line has extended its resources, and is expected to continue to extend the Company's management and operations, including its sales, marketing, customer support, research and development and finance and administrative operations. The Company's future performance will depend in part on its ability to manage growth, should that occur, and to adapt its operational and financial control systems, if necessary to respond to changes resulting from such growth. The failure of the Company's management to respond to and manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

*    NO DIVIDENDS

The Company has not paid any dividends on its Common Stock or Preferred Stock since inception. Under the corporate law of Delaware, the Company is prohibited from paying dividends except out of the Company's surplus (retained earnings) or, if there is no surplus, out of the Company's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. At December 31, 1995, the Company's balance sheet reflected an accumulated deficit of approximately $16,942,000 which prevents it from paying dividends in the foreseeable future.

*    FUTURE SALES BY PRESENT SHAREHOLDERS

Of the Common Stock issued as of March 31, 1996, 6,293,841 shares were freely tradable, or tradable subject to the volume limitations and other requirements of Rule 144 under the Act or under the resale provisions of Regulation S under the Act. The remaining issued and outstanding shares are not tradable until the expiration of applicable holding periods or are subject to the terms of the Performance Share Escrow Agreement. See "The Business - Company Formation and Acquisition."

*    LIMITED PUBLIC MARKET; FLUCTUATIONS IN THE COMPANY'S STOCK PRICE

The Company's Common Stock is currently traded on the OTCEBB and the VSE, where the market is extremely limited. The trading price of the Company's Common Stock has historically been subject to wide fluctuation in response to variations in the actual or anticipated quarterly operating results of the Company, announcements of new products or technological innovations by the Company or its competitors, and general conditions in the industry. In addition, stock markets have experienced extreme price and volume trading volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many high-technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. Upon completion of this Offering, if the maximum number of Units is sold, the Company intends to voluntarily delist from the VSE and apply to be listed for trading on the NASDAQ Small Cap Market. There can be no assurance, however, that the Company will be able to be listed on the NASDAQ Small Cap Market.

The Company's Common Stock trades on the Vancouver Stock Exchange under the symbol "SBE." The following table sets out the high and low of the Company's
Common Stock for each quarter within the last two fiscal years and any subsequent interim period. Quotations are presented in Canadian Dollars. On March 29, 1996, the exchange rate was approximately US $.74 to $1.00 Canadian:


                                                             $CDN        $CDN
Date                                                         High         Low
Fiscal Year 1996
    Quarter Ended March 31, 1996                            $6.50       $4.65
    Quarter Ended December 31, 1995                          4.85        2.75
    Quarter Ended September 30, 1995                         5.00        2.15
    Quarter Ended June 30, 1995                              8.40        3.10
Fiscal Year 1995
    Quarter Ended March 31, 1995                             9.90        6.75
    Quarter Ended December 31, 1994                         10.95        7.20
    Quarter Ended September 30, 1994                         8.85        6.30
    Quarter Ended June 30, 1994                             11.25        8.10

                                                             $CDN        $CDN
Fiscal Year 1994
    Quarter Ended March 31, 1994                            13.05        8.10
    Quarter Ended December 31, 1993                         14.85       11.40
    Quarter Ended September 30, 1993                        18.39        8.85
    Quarter Ended June 30, 1993                            $10.80       $6.60

As of March 31, 1996, based on information received from the Company's transfer agent, the estimated number of beneficial shareholders of the Company's Common Stock was at least 500.


                                IV. THE BUSINESS

COMPANY FORMATION AND ACQUISITION

StarBase was incorporated in California on September 6, 1991 as NeuroStar Corporation ("NeuroStar"). In 1992, the shareholders of NeuroStar entered into a plan of reorganization and a share exchange agreement (the "Reorganization") with Pacific National Seafarms Ltd. ("PNA"), a company incorporated in British Columbia and listed on the VSE. Later that year NeuroStar changed its name to StarBase Corporation ("StarBase California"). On October 2, 1992, PNA incorporated in the USA by filing Articles of Continuance with the Secretary of State of Wyoming, which allowed the Canadian corporation to continue as a Wyoming corporation as if it had been established under the Business Corporation Act of Wyoming. Subsequently PNA merged into a Delaware corporation, and as a result of the merger became a Delaware corporation and continued as StarBase Corporation ("StarBase Delaware"). Ultimately StarBase California ceased operations after it merged into StarBase Delaware when the shareholders of the former exchanged all of their shares of StarBase California for common stock of StarBase Delaware.

Pursuant to the Reorganization, PNA acquired all of the issued and outstanding shares of NeuroStar in exchange for 1,483,361 common stock shares. Of these shares, 174,098 shares were issued as trading shares, subject only to the applicable holding periods under the governing securities laws, and the balance of 1,309,263 shares were placed in escrow in accordance with the rules of the VSE. In addition, prior to the Reorganization, PNA held 109,375 shares of Common Stock in escrow which was subsequently carried over to the combined entity as additional escrow shares. The shares in escrow are subject to the terms of a Performance Share Escrow Agreement and may be earned out and released from escrow on the basis of one share for every CDN $0.57 of cumulative cash flow, not previously applied towards the release.

For its services rendered in connection with the Reorganization, the Company issued to Access Financial, Ltd., a California limited partnership, 83,333 shares of Common Stock (as adjusted for the reverse stock split) as a finder's fee. The finder's shares will be delivered pro-rata on the same percentage base as the release of the performance shares from escrow.

On April 6, 1995, the Company underwent a one-for-three reverse stock split of its Common Stock (the "Reverse Split"), in which every three of its issued shares were consolidated into one share of Common Stock. All share numbers contained in this Memorandum have been adjusted to reflect the Reverse Split.

PRODUCT HISTORY AND COMPANY REORGANIZATION

The StarBase product plan has evolved significantly during the past two years. Even though the Company is still focused on the basic business need of increased productivity, the Company has shifted its focus to the team productivity market which management believes is a different and larger market opportunity. The Company was reorganized in 1995 and 1996 to reflect this change in product and market focus.

StarBase was founded to solve a critical business problem that has plagued the software industry for the past two decades, namely the inability of software development projects to deliver software products on time and within budget. The industry solution to this problem has been to improve the development tools for programmers, and most recently, Integrated Development Environments ("IDE") for programmers. Although, the industry's major software companies have made significant improvements in IDE product offerings, i.e., Microsoft Visual C++, Microsoft Visual Basic, Powersoft PowerBuilder, Borland Delphi, etc., the industry press has continued to report that the majority of software projects continue to come in late and over budget.

The StarBase business plan was initially based on the proposition that the software development productivity problem was intrinsic to the architecture of the industry's IDE product offerings. The solution to this problem and the Company's operating premise was that proper architecture and additional product features were required. Thus, the Company started development of a next-generation, object-oriented IDE that included a database component, a high-level language, language tools, graphical design tools and a team development environment. Part of this decision was based on the fact that competitive IDEs were neither completely object-oriented nor integrated all the components necessary to build complete applications. By 1993, the Company had made significant progress toward the creation of the StarBase object-oriented IDE and had formed a consulting organization that was capable of building proof-of-concept applications for Fortune 1000 companies.

During 1993 and 1994, however, based on the Company's market research, the Company began to believe that a next generation IDE would not be a lasting solution to the software development productivity problem. During 1994, marketing feedback on the Company's initial products, Versions and TSMS, indicated that the critical problem was no longer code production by programmers, but rather the team processes of collaboration, work flow and project management. Even though neither Versions nor TSMS was a complete team-oriented product, they contained many critical elements of such a product. In addition, industry work flow research began to indicate that task completion such as programming represented only 10-30% of the productivity problem and that process cycle time from team processes represented approximately 70-90% of the problem. The Company concluded that the big productivity payoff was no longer in IDE improvement, but in developing a complementary ITE family of products. Thus, the Company decided to transition from concentrating on the less important problem of code production, to focusing on the development of ITEs that improve collaboration, work flow and project management.

Although the Company believes that an ITE for software projects offers significantly greater productivity gains than a programmer IDE, the Company also recognizes that the two product categories operate in an interrelated fashion to provide the greatest overall productivity gains. The needs of the individual would have to be balanced and complemented by the needs of the team, as illustrated in Figure 2, below.

    ----------------------------                 ---------------------
    |  Integrated Development  |                 |  Integrated Team  |
    |    Environment (IDE)     |-----------------| Environment (ITE) |
    |    Provides Advanced     |                 | Provides Advanced |
    | Programmer Productivity  |                 | Team Productivity |
    ----------------------------                 ---------------------
                |                                          |
                |                                          |
                --------------------------------------------
                                       |
                                       |
                             ---------------------
                             |  Highest Overall  |
                             | Productivity Gain |
                             ---------------------

          Figure 2. Balanced and complementary IDE and ITE provide the highest productivity gain.

The development of StarBase ITE products was, to a large measure, simplified by the fact that the partially developed StarBase IDE contained many important elements of the new ITE concept. The Company also concluded that if the ITE component was separated from the StarBase IDE, it could not only function as a stand-alone product, but could be used to complement IDEs offered by many of the largest software companies. Thus, the technology base under development during the first two years was refocused entirely on the production of a complete ITE product line, commencing with the StarTeam 1.0 product. StarTeam 1.0 entered beta testing in June 1995 and commercial shipments began in January 1996.

In addition, management concluded that the StarBase ITE products would find a much larger customer base if they could be broadened to encompass non-programming professionals. The Company's long term marketing plan was therefore redirected toward enterprise product development teams, including the development of architectural drawings, product design, complex document creation, software programming, etc.

The first new market identified by the Company, beyond traditional software development, but directly related to it, was Internet web site development. Management believes that web site development and maintenance has become a significant problem. Teams of writers, graphic artists and programmers work together at web sites to develop, maintain and manage web sites, often containing thousands of web pages. The problems of team communication, version control, collaboration, work flow and project management are identical to problems of traditional software development. The ITE product design has been extended to solve this Internet problem. A new StarBase add-on product, StarTeam WebConnect, has been designed and developed, and will enter beta testing in the Summer of 1996.

Concurrently management realized that ITE addresses a universal software problem that extends into the much broader market of white collar professionals. Teams of knowledge workers within an enterprise work together to develop a broad range of products that are stored in electronic media -- financial reports, policy manuals, advertising, architectural drawings, product designs, etc. The team product development problems are identical to those found in software and web site development. At this time, the Company is not aware of products that adequately address these needs and believes that an extended ITE product line based on StarTeam may provide a solution. The Company has not presently begun such development.

During 1995, the Company restructured to support the new product and marketing plans for the StarBase ITE product line. The 26 person consulting organization was no longer required for product proof-of-concept and was discontinued over several months. Other headcount reductions occurred due to lay-offs and attrition, resulting in an overall reduction from approximately 90 employees to 26 by the end of 1995. The Company began to recruit new marketing and sales personnel in early 1996 to implement the market introduction of the ITE product line.


INTEGRATED TEAM ENVIRONMENT (ITE) BACKGROUND

Currently,   software   development  teams  have  difficulty   building  quality
application software on time and within budget. Management believes that more than half of the software development projects initiated by large companies will cost significantly more than estimated, and will be delivered much later than originally committed. The software industry has thus far addressed this problem by offering more programmer development tools which are easier to use.

Programmer development tools are used to create software applications and include programming languages (traditional and 4GL), database management systems (relational and object-oriented), computer-aided software engineering ("CASE"), artificial intelligence ("AI"), expert systems, and other object-oriented technologies. Microsoft, PowerSoft, Oracle, Sybase, and IBM are leading vendors within the current market.

Programmer development tools have evolved from single tools, such as a database or a programming language, to sets of interrelated tools that are designed to work together in a single work environment. This more advanced programmer development tool, called an IDE, provides significant programmer productivity improvement by seamlessly combining several inter-related programming tools into a single productivity enhancing product. Typically, an IDE will combine a programming language, with an editor, compiler, debugger, graphical user interface design tool and database access. IDEs such as Microsoft Visual C++, Visual Basic, Borland Delphi, Borland C++, Symantec C++, and PowerSoft's PowerBuilder are the programmer development tools unit sales leaders. Despite significant progress in programmer productivity tools in the industry, the majority of software projects continued to come in late and over budget. Based on focus group studies and market research conducted by the Company, management came to the conclusion that most delays, cost overruns and required redesigns are related to inefficiencies in collaboration, work flow and project management rather than to individual programmer productivity.

Team tools for personal computers such as SCM for the management of team programming code, collaboration tools that provided electronic discussion facilities, project management, work flow and defect tracking began to appear in the 1980s. It was becoming more widely recognized that team process tools offered significant productivity improvements. Work flow studies began to show that team productivity is primarily dependent on the rapid transfer of information and work between team members. Reducing task time in a software project through individual programmer productivity improvements will incrementally reduce the overall process time, but improvements by orders of magnitude could be attained through team process improvements. The Company concluded that team-oriented development tools, and in particular, ITEs that reduce the time to transfer information and facilitate work flow between team members, are an important solution to the software development productivity problem.

                            ------------------------
                            | Software Development |
                            |  Productivity Issues |
                            ------------------------
                                       |
                                       |
                        -----------------------------------
                        |                                 |
                -----------------                -----------------
    1970-       |  Programmer   |                |                |      1980-
                |  Development  |                |      Team      |
                |     Tools     |                |      Tools     |
                -----------------                ------------------
                        |                                  |
                        |                                  |
                -----------------                -------------------
                |  Integrated   |                |    Integrated   |
    1990-       |  Development  |                |        Team     |     1996-
                |  Environments |                |    Environments |
                |     (IDE)     |                |       (ITE)     |
                -----------------                --------------------


                 Figure 3. The evolution of software development
                              productivity tools.

Figure 3 describes the evolution of software development tools through two parallel paths: 1) programmer productivity tools and 2) team productivity tools. The most advanced tools are provided by integrated environments that combine several critically related tools. IDEs are the most advanced and most popular programmer productivity tool. The Company believes that its recent introduction of StarTeam marks the first ITE, the most recent advance in productivity tools for software development. The Company believes that significant productivity increases will result from the use of ITE products.


PLATFORM OPPORTUNITIES: "THE MARKET OPPORTUNITY"

*        WINDOWS 95, WINDOWS NT AND UNIX

Management believes that there is a significant backlog of new software application developments within the Fortune 1000. As a result, management believes that application development responsibility is migrating out of the MIS organization and into the operating divisions of these corporations. In response to this trend, software companies are offering a new generation of object-oriented, client-side development tools to satisfy these departmental, desktop application development needs.

Moreover, the movement of application development to corporate operating divisions, in combination with the tools that enable the rapid development and deployment of applications, has resulted in smaller, multi-disciplinary teams. These teams not only include programmers and testers, but individuals from the operating segment who develop the requirements for an application or, in the end, are the actual users.

SCM products address one aspect of team productivity focused on the software developer, the check-in and check-out of software code and documents and the maintenance of these in a secure repository. SCM products are used to manage and to maintain the software code and documents during the development of software applications. Ovum Ltd., a high-tech research firm, has forecast the software configuration market at approximately $1 billion by 1997. However, neither IDE nor SCM tools were designed to address critical team productivity issues such as electronic
collaboration   between  team  members  to  resolve  design  issues,   determine
functional specifications or discuss software defects. Automated work flow between team members to reduce cycle time is also not addressed by these products. Yet, these are all critical team productivity issues.

The StarBase ITE products augment and complement existing IDEs and are built on an SCM foundation. It is expected that StarTeam will be offered as a component of the leading IDEs, offering programmers ITE capabilities within their IDE environments (StarTeam for Visual C++, StarTeam for Visual Basic, etc.) StarTeam will also be offered as a stand-alone ITE product that operates with all the major IDEs and offers collaboration, work flow and document configuration management services to non-programming personnel who also participate in application development projects.

StarBase expects to significantly participate in the IDE market through strategic alliances and OEM license agreements with the major IDE vendors, offering StarTeam as an integral component of their IDE. StarBase expects the IDE integrated StarTeam components, offered to such major vendors, to create market pull-through for the stand-alone StarTeam product. The stand-alone StarTeam extends SCM and ITE capabilities to other members of the project team who do not use professional application development tools. However, there can be no assurances that the Company will be able to form strategic alliances or enter into OEM license agreements with major IDE vendors.

*        INTERNET DEVELOPMENT

In the latter half of 1996, StarBase plans to introduce an add-on product, StarTeam WebConnect, that extends StarTeam 2.0 for use with Internet and intranet (the use of Internet technology inside a company but not being connected to the Internet) servers. StarTeam WebConnect builds on all the integrated capabilities of StarTeam and adds a set of features aimed specifically at Web content developers and Web site managers. Through StarTeam WebConnect, Web content authors, graphic artists and other contributors and Web masters can manage their Web page development files into a StarTeam project and easily control the publishing of their Web pages. Web site visitors are able to directly report problems and hold electronic conversations about each file published.

The growth of the Internet and intranet markets represent a new alternative in the way that enterprises develop and disseminate internal and external information. Currently most changes to a corporate Web site must go through a Web master or Web administrator. As more companies find themselves communicating and doing business over the Internet or corporate intranets, the need for tools to support this unique type of development becomes critical. With tools such as StarTeam WebConnect, authorized users can access detailed audit trails of development, check files in and out for editing, and retrieve past versions of Web site files. Using StarTeam WebConnect these users can send information directly to a Web site, easing the burden for Web administrators. Without a product such as StarTeam WebConnect, it is difficult to control the configuration of a Web site leading to invalid hyperlinks and inconsistent information. Additionally, as Web pages are constantly undergoing change and updates, maintaining version control of Web page information prevents potentially costly information errors.

Market size information and consequently revenue potential cannot be determined at this time as the Company believes that StarTeam and its extensions represent new market opportunities. Although marketing information for Software Configuration Management is available, StarTeam integrates tools from other markets such as defect tracking and collaboration into SCM. According to a study by Ovum, Ltd., team tools such as SCM have been growing and are projected to continue to grow at approximately 50% per year, and reaching $1 billion by 1997. Market size information for Web site development and white collar professional development teams is not available. The Company believes that these new markets are potentially much larger than the SCM market.

INDUSTRY BACKGROUND

The software industry is undergoing a shift in product needs. The widespread availability of faster and more powerful computer hardware and peripherals at relatively lower prices has created demand for computers as an integral part of business operations. Moreover, users are demanding more and better access to information. As a result, computer needs are shifting from a host-oriented mainframe and minicomputer architecture to a client/server and network computing architecture. The industry's goal is to quickly and efficiently deliver information  to  the  point  of  need,  at a  lower  cost.  In  a  client/server application environment, corporate data typically resides on dedicated processors which can be accessed directly by networked personal computers, known as clients, and manipulated by most users within the organization.

The Company believes that the growing demand for client/server applications has created a large backlog for new, unique, unwritten applications. Despite the advent of a variety of new software technologies (CASE, relational database management systems and 4GL), cost overruns, abandoned projects and ill-performing systems continue to plague information systems managers. Studies have shown that more than one-half of all projects come in over budget and nearly one-third fail.

Even though programmers worldwide are estimated to produce twice as much code today as in 1970, the process of application development has not changed appreciably for almost three decades. For the most part, applications remain complex, hand-crafted works built by expert programmers, one line of code after another. Each program must be tested, debugged and tested again in order to produce a reliable application. The resulting application is typically too inflexible to accommodate the inevitable modifications needed to reflect the changing needs of business, thus requiring the whole cycle to start over again.

Various authorities in the software industry have asserted that between $50-$70 billion per year is spent on software maintenance, consuming an estimated
50%-70% of total information technology budgets. In addition to the costs associated with the purchase of per-user licenses for programmer tools, traditional systems require extensive maintenance and customization to adapt the application to the changing enterprise.

Currently, programmer tools are very complex, difficult to use, not well integrated and require a high degree of specialized knowledge to use. The problems associated with earlier-generation, rigid application development systems continue to restrict the tools that are used today. Present day programmers, technical writers and test engineers are expected to work together to build applications, yet the nature of their work requires them to work in relative isolation. As a result, software projects are very time-consuming and error-prone, requiring extensive testing of applications which is an inherently expensive process. Often, more time is spent reconciling incompatibilities between pieces of software code written by different developers than is actually spent in developing the code. Programmer development tools do not resolve this issue unless they are initially built to be team-oriented. Current tools lack the attributes of ITE products that automate communication, allow for programmer collaboration and optimize the flow of work. StarBase believes object-oriented ITEs provide an important solution to the problem by providing an integrated environment that surrounds the currently disparate development tools such as relational database management systems ("RDBMS"), 4GL and graphical user interface ("GUI") builders.

*        OBJECT-ORIENTED IDEs ADDRESS PART OF THE PROBLEM

Object-oriented technology advances a new, more effective approach to developing software applications. This technology allows programmers to represent business models in software applications that closely correspond to real-world business relationships. Object-oriented programming is based on constructing software in terms of building blocks called objects. These objects, which may be simple or complex, can be defined and modified independently, used as-is in new applications or extended to create new functionality. As a result, object-oriented technology offers substantial productivity gains for developers.

Many major vendors have initiated research and development efforts in the object-oriented technology arena, and there has been substantial investment in start-up companies promising to deliver tools that directly address these issues. Furthermore, the key to improved application development productivity lies in the construction of applications from re-usable parts. The Company believes that application development utilizing component construction techniques will yield significant improvement in the development and maintenance of new applications.

Management believes that applications built on a foundation of both object-oriented software and team-oriented development tools are generally more quickly and more reliably developed than their monolithic (non-object oriented) counterparts. They are generally more flexible and more easily modified than the non-object oriented counterparts, are more easily distributed throughout a network to the point of work, and take advantage of the economics of client/server computer platforms.

*        ITE PRODUCTS COMPLETE THE SOLUTION

Object-oriented software development methods have substantially changed the manner in which development teams operate. Team members now utilize re-usable components rather than develop code from the ground up. Teams are now typically smaller in size and require better communication among their members. Teams are often formed on an as-needed basis to produce applications that directly address the defined business needs.

Many vendors are delivering object-oriented or hybrid tools that provide enhanced individual programmer productivity. They are focused on traditional enabling technologies, such as C++ compilers, debuggers, browsers, RDBMS, 4GL, and cross-platform development tools, among others. By contrast, the Company is focused on products that enable multiple programmers to increase productivity within a team environment. The Company believes that its new approach to Windows and Internet application development has created a new product category with a focus on integrating the team into a collaboration, efficient work flow environment. Furthermore, StarBase's ITE products bind together many of the individual object oriented and hybrid tools into a collectively more powerful application development environment.

The most important attribute for an effective team-oriented tool is that it be unobtrusive. That is, it needs to deliver only the work that needs to be acted upon. Programmer productivity is significantly reduced when concentration is interrupted by team administrative tasks or meetings. Yet programmers need to share information in order to collaborate effectively. At the same time, managers need to know the status of work-in-process in order to make decisions. StarBase products are intended to enable uninterrupted programmer productivity by offering electronic collaboration, automatic work flow routing and on-line access to project status.

The Company believes that ITEs that integrate into an IDE as a component are more effective than using non- integrated tools in combination. In particular, the Company believes users achieve greater functionality and programmer productivity using an ITE that is fully integrated into the IDE environment than can be achieved with separate, non-integrated ITE components such as version control, defect tracking and electronic mail. As evidenced by Visual Basic, Visual C++, Delphi, PowerBuilder, and others, the software industry is quickly moving toward IDEs that offer integrated development tools within the programmers environment. StarTeam complements the industry's direction through the high level of integration of its ITEs into the leading IDE.

StarTeam components are intended to extend the tool set found within industry leading IDEs. To date, the Company is not aware of any other vendor that has achieved this level of integration in its product.


STARBASE STRATEGY

StarBase's strategy is to develop, market and support a product line of team-oriented, client/service products that address the evolving needs of a wide range of computer users. The Company seeks to develop products that are easy to use, offer increased functionality at attractive prices, feature familiar user interfaces and deliver a high degree of integration. In developing its products, the Company relies on a combination of internal product development efforts and complementary technologies and products from third parties.

The Company is striving to be first to market with an ITE product line, to deliver "best-of-breed" products, to establish and maintain significant market share, to achieve profitability without sacrificing long-term growth opportunities and to deliver products that offer significant real value to the customer by containing the cost of development.

The key elements of the Company's strategy are to:

* ACHIEVE EARLY MARKET ACCEPTANCE AND AWARENESS. A key element of the Company's overall strategy involved achieving both industry and customer awareness and credibility in 1995, in preparation for the Company's 1996 product launch of its ITE platform, and subsequent introduction of its Internet and intranet product lines. The introduction of the StarTeam product line, product recognition awards from the industry and the successful expansion of the reseller channel has established a solid foundation within the team-oriented target market for the next phase of the Company's strategy.

* ESTABLISH A UNIQUE AND DEFENSIBLE MARKET POSITION WITH THE INTRODUCTION OF STARTEAM. With the introduction of StarTeam, the Company believes that it has a product offering improvements over other available products unmatched by any individual competitor. The Company is not aware of any commercially available team-oriented product with the capability, integration and local and wide area communications represented by the StarTeam 2.0 suite of products: StarTeam 2.0, StarTeam Server 2.0, and StarTeam WebConnect. These products represent a new class of software development tools which should uniquely set the Company apart from its competition.

* EXPAND MARKET ACCESS THROUGH THE INTERNET, PARTNERSHIPS AND INDUSTRY ALLIANCES. The Company, is expanding the market for its ITE products by aggressively pursuing partnerships and alliances with industry leading vendors. It is intended that StarTeam be integrated as a component into several IDE products from the leading vendors through OEM and technology licensing agreements, while the stand- alone product be offered through joint marketing and distribution agreements. The Company believes that the integration of StarTeam 2.0's WAN, intranet and Internet capabilities into various companies' IDEs provides an attractive means of supporting distributed software development teams. StarBase will aggressively pursue OEM relationships to provide such integrations, as well as sell the product on a stand-alone basis.

* EXPAND ITEs THROUGHOUT THE ENTERPRISE. The Company believes its team-oriented technology was initially designed for software development collaboration, can be adapted to encompass generic, collaborative work flow throughout the enterprise. StarBase intends to leverage its existing technology to other functional areas within the enterprise that will result in new market opportunities for the

         Company outside the software development segment. The initial targets are web site development and white collar professional product
         development.   The  Company   believes   that  the   extension  of  ITE
         capabilities from software development to web site and white collar office product development will offer significant market expansion to the Company.


STARBASE ITE PRODUCTS

StarBase Corporation develops, markets and supports computer software defined as ITE product development tools that address the evolving needs of a wide range of personal computer users and are designed for computers running Windows, Windows NT, Windows 95 and UNIX operating systems within a client/server environment. The Company's products are used in a variety of personal computer environments, including desktop, laptop and notebook computers, as well as local and wide area networks ("LAN" and "WAN"). In the Spring of 1996, the Company will begin beta testing the Internet ITE products.

Product capabilities for StarTeam, the Company's flagship product, currently include configuration management, threaded conversations (a specialized form of collaboration management), defect tracking (providing elements of both collaboration and work flow), and change control auditing (a component of project management). Team administration commonly found in configuration management systems such as version control, branching, merging, and archiving is also included. The first ITE product, StarTeam 1.0, was released in January 1996 and has gained critical acclaim from the industry press and independent testing laboratories. Future releases of StarTeam are planned to include team decision management, work flow management, online work flow analysis and optimization, software complexity analysis, test coverage analysis, text retrieval, image processing and extensive project management facilities.

The StarTeam CM component is used as the repository to store and manage the team's work-in-process and the final work product developed by the team, i.e. a software application, design documents, set of architectural drawings, etc. The other major components of StarTeam, collaboration, workflow and project management, provide views into the CM repository. For example, since collaborative team discussions are about the work-in-process, StarTeam provides an automatic connection or view from a particular team discussion to a work-in-process stored in the repository. Similarly, since the purpose of workflow is to distribute tasks to team members, assigning a specific work product to them, StarTeam associates the team member's task with a work product that is stored in the repository. Additionally, since project management provides a view of the status or change in status of a team work product, StarTeam automatically connects project status reports to the work-in-process stored in the repository.

Although StarTeam is much more than CM, it is also very competitive at the CM level. Competitive CM products have traditionally been designed specifically for software engineers and are referred to as SCM. In contrast, StarTeam was designed for both engineers and non-engineers, providing a broader CM system with distinct competitive, advantages for teams that include non engineers. To test the broader user environment for CM products, the Company introduced two initial products in late 1993, Total Software Management System ("TSMS") for the high-end of the version control market and VERSIONS for the low-end of the market. TSMS and Versions provided valuable market information on the appropriate user interface for version control and configuration management technology. StarTeam 1.0 was developed from the Versions code base and was based on marketing feedback from Versions and TSMS users. StarBase products have received recognition from trade publications and endorsements from other leading software vendors.

Since neither TSMS nor Versions represent the longer term direction of the Company, TSMS has been licensed to Progress Software under an OEM agreement, and sales of Versions have been de-emphasized pending introduction of StarTeam 1.0 which includes all the features of Versions as well as other features described above. StarBase has since upgraded TSMS for compatibility with Progress Software's ProVision Version 8 and in November 1995, the first copy of TSMS was sold through Progress Software.

The StarTeam family of products are targeted toward three distinct market segments. StarTeam 1.0, introduced in January 1996, is designed for the SCM market and, like competitive products, operates in a LAN environment. StarTeam
2.0 is a suite of three products: StarTeam 2.0, StarTeam Server 2.0 and StarTeam WebConnect. These products are designed to substantially improve the reach, flexibility and productivity of software development teams by extending StarTeam functionality from LANs to WANs, intranets and the Internet. StarTeam 2.0 and StarTeam Server 2.0 combine to provide enhanced performance and security using client/server technology, while StarTeam WebConnect allows customers to "publish" their documents under StarTeam control across any LAN, WAN, intranet or the Internet to any authorized user who has a standard web browser. StarTeam WebConnect accomplishes this by dynamically generating the hypertext markup language ("HTML") text that web browsers expect, from project data in the StarTeam repository. Because StarTeam WebConnect converts StarTeam project information to HTML in real time, access to StarTeam documents and data is now possible for the first time from non-Intel platforms, such as Macintosh and UNIX systems. The StarTeam 2.0 products are expected to be commercially released in the third calendar quarter of 1996.

A follow-on product for 1997, code-named OfficeTeam, will be targeted toward white collar professionals to enable team development across the Internet of financial reports, architectural drawings, electronic designs, etc. StarTeam WebConnect and OfficeTeam, like StarTeam, will enable the formation of virtual teams across the Internet and intranet teams across functional boundaries within an enterprise.

The  ultimate  goal  of the  Company  is to  provide  a  seamless  team-oriented productivity environment by offering a family of ITE products for the professional programmer, Internet Web site developer and teams of other workers and professionals within an enterprise engaged in producing business documents. From its current base of products, the Company intends to introduce a family of new StarTeam products in 1996 and 1997 that the Company believes will establish it as a leading provider of ITE software.


COMPETITION

The market for application-development system software products is intensely competitive. The major developers and competitors of the Company's product line include Intersolv, Inc. and Mortice Kern Systems, Inc. ("MKS"). In addition, Microsoft recently purchased SourceSafe, a version control product with limited market presence. Atria's ClearCase and SofTool's CCC/Harvest products compete with TSMS at the high end of the configuration management market. At this time, the Company knows of no company that offers the comprehensive ITE tools found in StarTeam, nor the Internet management capabilities that are present in StarTeam WebConnect. Intersolv, Inc., MKS, Microsoft, Atria and others offer SCM capabilities that are similar to those offered by StarTeam. MKS and others have introduced configuration management products for the Web that offer some features that will be included in StarTeam WebConnect. MKS has entered into an OEM agreement with Netscape for its web configuration management product.

Most of these companies have established greater market recognition and have substantially greater financial, technological, production and marketing resources than the Company. The Company, however, is not currently aware that any of these companies are developing ITEs such as StarTeam that provide a comprehensive set of

ITE capabilities that go beyond SCM to include defect tracking, decision management and threaded conversations, as components that integrate with one another and within the leading IDEs. StarBase believes that this level of integration is complementary to the industry direction of providing an increasing number of development tools as integral parts of IDE. StarTeam accomplishes this by simply extending the number of programmer development tools available in an IDE to include ITE components. By offering nonintegrated components the management of StarBase is of the opinion that offerings from leading SCM companies such as Intersolv, Inc. and Atria are contrary to the current industry direction.

The market for the Company's products has different competitive characteristics by category of product and target market:

* Software Configuration Management (SCM) -- StarBase TSMS. StarBase TSMS is a high-end configuration management system designed specifically for Progress Software's ADE (ProVision) and utilizes the Progress 4GL as its implementation language. Intersolv, Inc.'s PVCS, Atria Corporation's ClearCase and SofTool Corporation's CCC/Harvest, although leading SCM vendors in the high-end market, are not designed specifically for the Progress environment. The competitive products offer comprehensive version control, high performance, efficient workspace management, accurate and automatic build processes, and scale to the enterprise level. Functionally, the StarBase TSMS product competes favorably with Intersolv Inc., Atria and SofTool on the Progress Software platform.

* ITE - STARTEAM. A full service ITE will incorporate a number of software categories including on-line decision management, project status, software component analysis, version control, software configuration management, defect tracking, conversation management and work flow with role management. The Company plans to integrate these eight functional areas into a new category or class of product, an ITE. Although StarTeam 1.0 integrates only items 4 through 8, below, at this point in time, the Company knows of no other vendor attempting to integrate these software categories into a complete solution. However, several of these categories have vendors with dominant market positions.

         A detailed discussion of the eight functional areas is as follows:

         1) Decision Management. Decision management is an on-line facility for identifying and tracking management and technical decisions as they are made on-line, during collaborative team discussions or through notification by the team leaders. The Company is unaware of a competitive or planned product with these features.

         2) Project Status. There are currently several project management products, such as Symantec's Timeline and Microsoft's Project, that provide project status. However, project task information must be entered manually into these products. The Company's current plans call for its ITEs to track task information on-line as work is performed by programmers. The Company knows of no products that provide on-line project task information that is derived directly from a programmer's day-to-day work activities.

         3) Software Component Analysis. There are currently specialized, individual tools that analyze such things as test coverage and software code complexity. The Company's ITEs are planned to include these as well as more advanced capabilities such as pattern recognition analysis of software code errors and programmer error rate forecasting. The Company is currently unaware of a competitive or planned product offering with these features.

         4) Version Control. The primary competitors in this category are Intersolv, Inc. with PVCs, MKS with RCS, and Microsoft with SourceSafe. All three vendors offer robust administrative capabilities (multiuser support, project branching, file/project merging, and multiple directory support), a graphical user interface for ease-of-use, and report generators. All three vendors integrate with the leading development platforms including Microsoft's Visual Basic and Visual C++. The Company believes that the version control functionality available in StarTeam competes favorably with these products at both the user interface and feature level.

         5) Software Configuration Management. Atria Corporation's ClearCase and SofTool Corporation's CCC/Harvest are the two leading SCM products on the market. Both of these products are high-end tools offering comprehensive version control, high performance, efficient work space management, accurate and automatic build processes, and scale to the enterprise level. StarTeam, in its first release, offers competitive SCM features applicable to small-to-medium size development groups and will scale to the enterprise level in subsequent releases.

         6) Defect Tracking. There is no dominant vendor in the bug database (defect tracking) segment of the market today. Archimedes Software's BugBase and Intersolv, Inc.'s Tracker are two of the more popular products and offer equivalent functionality including bug identification and disposition, responsibility routing, security and reporting. Currently, bug database products typically operate in a stand-alone fashion and do not integrate well with existing version control and configuration management products. However, both Intersolv, Inc. and MKS have recently begun offering bug tracking products, and over time the version control vendors will evolve their products to include bug tracking. The Company believes that the StarTeam bug tracking feature compares favorably to existing bug database products while offering integration within the ITE environment.

         7) Conversation Management. There are a number of products on the market today that allow software developers to communicate electronically, including electronic mail systems (e.g., Microsoft Mail and Lotus cc: Mail), commercial bulletin board services (e.g., CompuServe and America Online), and workgroup systems such as Lotus Notes. All these systems offer an effective mechanism to share information with others electronically. However, keeping the conversations on a focused topic over a sustained period of time has proven to be difficult and time-consuming. These problems have resulted in a new messaging paradigm referred to as threaded conversations. Collabra Software Inc.'s Share 1.0, released in December of 1994, successfully implemented threaded conversations and was recognized as one of the most innovative products in 1994 by PC Magazine, receiving the Editor's Choice Award. StarBase has delivered a threaded conversation capability in the initial version of StarTeam that is comparable to the features offered in Share 1.0. However, StarTeam is integrated into the software development process yielding focused conversations on defects, project status, code modules as well as links to E-mail and electronic forums.

         8) Work Flow Systems. Work flow concepts are beginning to appear in the fabric of personal computing. Vendors who provide the electronic backbone for information sharing (Novell Netware and Microsoft EMS) are now beginning to incorporate the notion of work flow into their messaging paradigms and numerous companies are delivering market specific solutions (such as FileNet's document imaging and Delrina FormsFlow forms routing). Although there are numerous vendors addressing work flow, at this time the Company knows of no vendor designing work flow concepts into a team-oriented software development tool. StarTeam plans, in future releases, to include a software development life-cycle feature that allows flexible model definition (e.g., changes in variables including work flow process, the definition and assignment of roles, and responsibilities and their effect on the project development life cycle) for a particular software development and maintenance process.

The Company believes that StarTeam's integration of on-line decision management, project status, version control, software configuration management, defect tracking, threaded conversations, work flow, security, administration, software component analysis and reporting features into one user-friendly product is unique within this segment of the industry. StarTeam has won several major industry awards, including selection as one of PC Week's Products of the Year for 1995, and that same publication's award for excellence in design, implementation and addressing the needs of corporate information technology professionals in 1996.

Management believes there are significant barriers-to-entry into the ITE market inhibiting an immediate response by competitors. This is due to the high level of integration and functionality necessary to provide work flow automation and information sharing. The Company believes that its competitors will need to re-engineer their software offerings to deliver a truly competitive product. Over time, as the Company integrates more functionality and performance enhancements, management believes that this differentiation is likely to increase.

The Company's current primary competitors are in-house IS departments, systems integrators and VARs who construct an ITE utilizing a cadre of other products. The Company believes that its ITE products will be superior to this solution by offering a higher level of product integration with competitive features, at a better price than those constructed using a variety of third-party products.


MARKETING AND SALES

The Company is in the process of building its marketing and sales organization. The current plan includes the addition of the following positions: Vice President of Sales, three Telesales Personnel, an OEM sales representative, three Regional Sales Representatives, a Director of Product Marketing, and a Marketing Communications Manager. Staffing for these positions is currently underway and expected to be completed this summer. Several of these positions have arisen due to the Company's restructuring to support the new product and marketing plans for ITE products.

StarBase primarily markets its products through selected distributors and resellers, including The Software Developer's Company, Programmer's Paradise, DistribuPro, MicroWarehouse, Software Spectrum and Vision Source. To more effectively penetrate the Fortune 2000, StarBase has entered into an agreement with Sunset Direct, a direct marketing company. Representing companies such as Borland and Symantec, Sunset Direct provides professional telemarketing and evaluation fulfillment support, while allowing sales to take place through the reseller channel. In addition, StarBase plans to expand distribution through its own telesales program, a small direct sales organization, and through selected licensing and OEM agreements. As an example, StarBase has agreements in place with Progress Software to sell, market and distribute the StarBase TSMS environment to Progress ProVision customers, and is negotiating with the Crescent Division of Progress Software to distribute StarBase 1.0 with Progress Software's PowerPak product.

Intersolv, Inc., whose PVCS product is commonly accepted as the SCM industry standard for PC networks, has made both an investment in StarBase and entered into a cross licensing agreement. The cross licensing agreement licenses PVCS to StarBase for use in its products and provides rights for Intersolv, Inc. to utilize certain StarBase technology in its products. StarBase and Intersolv, Inc. are currently negotiating joint marketing agreements under which Intersolv, Inc. may sell a version of StarTeam to its installed customer base. There can be no assurance, however, that Intersolv, Inc. and StarBase will enter into such an agreement.

The Company's marketing strategy is differentiated by the market segments addressed by the various StarTeam products. As discussed above, The Company plans to market through agreements with the leading SCM companies in addition to direct telesales and sales through traditional channel distributors/resellers. In addition, the Company will market StarTeam WebConnect primarily through direct telesales, and OfficeTeam primarily through retailers and VARs. The
Company's products are manufactured by third parties. Manufacturing consists primarily of duplicating CD-ROMs or computer diskettes as well as packaging and an operating manual.


PROPRIETARY RIGHTS

The Company's success is heavily dependent upon its proprietary software technology. The Company does not currently have any patents and relies upon a combination of copyright, trademark and trade secret laws, as well as license, proprietary rights, non-disclosure and other contractual agreements, to protect the proprietary rights to its technology. The Company generally enters into proprietary information and inventions agreements with its employees. The Company also routinely limits access to its software, documentation and other proprietary information. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. In addition, such protections may not preclude competitors from developing products with features similar to the Company's products. Although the Company believes its products will not infringe upon the proprietary rights of third parties, there can be no assurance that infringement claims will not be brought against the Company in the future. Any such claims could require the Company, to enter into royalty arrangements, result in costly litigation or have a material adverse effect on the Company's business, operating results and financial condition. See "Risk Factors-Protection of Proprietary Rights."


RECENT OPERATING RESULTS

For the nine months ended December 31, 1995 the Company incurred a net loss of approximately $4,612,000 on revenue of $728,000. During this period, selling, general and administrative expenses decreased by 21% compared to the same period in the prior year. This reduction was primarily due to a decrease in marketing efforts and sales and marketing staff in areas being de-emphasized by the Company. Cash used by operations totaled $3,081,000 for the period. Accounts receivable decreased by $727,000, primarily due to the closure of the Professional Services Division. Accounts payable and accrued expenses increased by $620,000, due to a shortage of cash and the Company's inability to generate working capital from operations. Capital expenditures for equipment were $22,000.

The Company's cash balances totaled $3,077,000 at December 31, 1995, an increase of $1,105,000 from March 31, 1995. The Company's cash balance was a result of cash receipts during December 1995 from a private placement of the Series B Preferred Stock. Cash flow from financing activities during the nine month period ended December 31, 1995, generated $4,208,000. The cash provided from financing activities included $3,201,000 from the private placement of the Company's preferred stock; $304,000 from a private placement of the Company's Common Stock; $102,000 from the exercise of stock options; aggregate borrowings of $1,368,000 and payment on a note receivable of $55,000. These amounts were offset by payments on the bank line of credit of $664,000, notes payable of $150,000 and capitalized lease obligations of $8,000. On June 30, 1995 the Company's Series A Preferred Stock was converted into approximately 2,111,000 shares of the Company's Common Stock.

The Company anticipates closing the Regulation S Offering before the closing of this Offering. Net proceeds of the Regulation S Offering are anticipated to be approximately $800,000. See "Description of Securities Rights, Preference, Privileges and Restrictions - Series C Preferred Stock."


PROPERTIES

The Company's executive offices consist of approximately 12,000 square feet in an office building leased by the Company, in Irvine, California. The office lease expires in February 1997. The property and equipment of the Company consist principally of office furniture, equipment and personal computers, the net book value of which is more particularly shown in Note 2 to the Consolidated Financial Statements in the Company's Form 10-K, annexed hereto as Attachment A.


EMPLOYEES

As of February 29, 1996, the Company had 30 full-time employees. Of these employees, 16 were in Research and Development, six (6) were in Administration and eight (8) were in Sales and Marketing. The Company's workforce is not unionized and management believes that the Company's relations with its employees is good.


LEGAL PROCEEDINGS

As of December 31, 1995, the Company is a party to the following lawsuits:

On January 5, 1995, the Company obtained a judgment against Dr. James Parker in Los Angeles Superior Court, case #BC 090 584, entitled StarBase Corporation vs. James Parker, in the amount of $311,822.88, together with interest of $86.62 per day until the judgment has been paid. Collection efforts were temporarily halted by a stay order in U.S. Bankruptcy case #LA 94-1079ER; however, the stay order has now expired and collection efforts are in process.

An action was filed against the Company on August 18, 1995 in the Superior Court for the County of Orange, Central District by CISD International, Inc., case #751650. The Company was sued for Breach of Contract, Open Book Account, Account Stated, and Work, Labor, Services and Materials Rendered. CISD International Inc. is seeking $76,907 with interest in compensatory damages and costs. The Company entered into a stipulation for judgment with CISD which requires the Company to make payments of $10,000 in November 1995 through February 1996; $15,000 in March and April 1996 and $6,907 in May of 1996 without any interest or other charges. The Company is current with all payments due under the stipulation.

An action was filed against the Company on August 22, 1995 in the Orange County Superior Court, case #751766 for Unlawful Detainer by McDonnell Douglas Travel Co. Additionally, McDonnell Douglas Travel Co. is seeking damages in the amount of $99,510 for unpaid rent, possession of the premises located at 18872 MacArthur Boulevard, Irvine, California, per diem fair rental value in the amount of $1,105.67 commencing on September 1, 1995 and costs and attorney's fees. The Company has entered into a stipulation for judgment with McDonnell Douglas Travel Co. The Company remains a tenant of McDonnell Douglas Travel Co. under a revised sub-lease. The Company, under the stipulation has consolidated its operations to one of the two floors it previously occupied. The past due lease rent is being paid ratably over a twelve month period ending November 1996. The Company is current with all payments due under the stipulation.

An action was filed against the Company in August, 1995, in the Orange County Superior Court, case #752031 sued for failure to pay lease rent by McDonnell Douglas Travel Co., which is seeking damages in the amount of $552,932 and attorney's fees and costs. The Company has entered into a stipulation for judgment with McDonnell Douglas Travel Co.

An action was filed against the Company on August 28, 1995 in the Municipal Court, Orange Harbor Judicial District, County of Orange, case #95C4720 on a Complaint for Money by Accelerated Cash Flow, Inc. in the amount of $16,053.19 for telephone services and/or supplies. Accelerated Cash Flow, Inc. was also seeking a Writ of Attachment in connection with this proceeding. The Company entered into a stipulation for judgment and has paid the debt in full, including minor fees and expenses.

The Company is also the defendant in two actions in the Central Orange County Municipal Court - Small Claims Division arising from the non-payment of trade payables. Although neither of these actions have resulted in judgments against the Company, the Company intends to enter into negotiations with the plaintiffs should they be successful in their efforts in obtaining judgments against the Company.

The Company is involved in a dispute regarding unpaid legal fees with a law firm that previously represented the Company. A settlement offer has been accepted, however negotiations continue in respect of the terms of the settlement agreement.


                           V. SELECTED FINANCIAL DATA

The selected financial data set forth below for the fiscal years ended March 31, 1992, 1993, 1994, and 1995, are derived from the audited financial statements of the Company. The selected financial data for the nine months ended December 31, 1994 and December 31, 1995 are derived from unaudited financial statements of the Company, which include, in the opinion of management, all adjustments, consisting only of normal recurring items, necessary to present fairly the results of operations and financial position of the Company for the periods and dates presented. The results of operations for the nine-month period ended December 31, 1995 are not necessarily indicative of the results to be expected for any other period. This selected financial data should be read in conjunction with the financial statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the fiscal year ended March 31, 1995 and Form 10-Q for the quarter ended December 31, 1995, annexed hereto. The Company's historical financial data may not be indicative of future results. The historical financial data include sales of products that have been de-emphasized and revenues associated with the Company's Professional Services division that has been discontinued.

                                                                                                               Nine Months Ended
                                                                    Year Ended March 31,                          December 31,
                                                  -----------------------------------------------        ---------------------------
                                                     1992(1)      1993       1994        1995                 1994          1995
                                                     -------      ----       ----        ----                 ----          ----
                                                                             (In thousands, except per share data)
Statement of Operations Data
Revenues                                               $43       $  393    $ 1,410     $ 3,535               $ 2,704       $   728
Cost of sales                                           22          423      1,337       2,848                 1,906           702
                                                  --------------------------------------------------       ------------------------
     Gross profit                                      21           (30)        73         687                   798            26
Research & development expenses                         -           454      1,370       3,145                 2,118         1,973
Selling, general & administrative expenses             28           645      2,244       5,312                 3,297         2,590
                                                  --------------------------------------------------       ------------------------
Operating loss                                         (7)       (1,129)    (3,541)     (7,770)               (4,617)       (4,537)
Other income (expense)                                  -            10         62          52                    45           (74)
                                                  ---------------------------------------------------      ------------------------
Loss before income taxes                               (7)       (1,119)    (3,479)     (7,718)               (4,572)       (4,611)
Provision for income taxes                              1             2          2           2                     2             1
                                                  ---------------------------------------------------      ------------------------
Net loss                                              $(8)      $(1,121)   $(3,481)    $(7,720)              $(4,574)      $(4,612)
                                                  ===================================================       =======================

Net loss per common share                             $ -      $  (0.62)   $ (0.81)    $ (1.53)             $  (0.92)      $ (0.65)
                                                  =================================================        =========================





                                                     March 31,                  December 31,                February 29, 1996
                                              ------------------------                             --------------------------------
                                                  1994        1995                 1995            Actual          As Adjusted (3)
                                                  ----        ----                 ----            ------          ---------------
                                                                      (In Thousands)
Balance Sheet Data
Cash and cash equivalents                        $2,450      $1,972               $3,077           $1,762              $7,892
Working capital                                   2,693         191                  125             (213)              5,992
Total assets                                      3,922       4,147                4,134            2,860               8,990
Total debt (2)                                      696       2,790                3,100            2,184               2,109
Shareholders' equity                              3,226       1,357                1,034              676               6,881


(1) Results reflect the period September 6, 1991 (inception) through March 31, 1992.
(2)      Total debt includes trade payables.
(3) As adjusted to give effect to the receipt by the Company of the estimated net proceeds from the sale of the 2,100,000 shares of Common Stock offered hereby at the Offering price of $3.00 per share, and the application of the estimated net proceeds; as well as the estimated net proceeds from the Regulation S Offering in the amount of $800,000, which is expected to close prior to the closing of this Offering. See "Description of Securities -Preferred Stock" and "Use of Proceeds."

                               VI. USE OF PROCEEDS

The Company estimates that the net proceeds from this Offering, after deducting the 10% commission on the Offering, but before Offering costs, will be a maximum of $5,750,000. The Company intends to use the proceeds from this Offering for general corporate purposes, including working capital requirements, product marketing and promotion, research and development, and debt reduction. Upon successful completion of this Offering, the Company intends to use the net proceeds in order of priority as follows:


                                        Minimum          Maximum
                                        -------          -------
         Offering  costs  (1)         $  135,000       $   345,000
         General working capital       1,477,000         4,317,000
         Reduction of indebtedness(2)  1,088,000         1,088,000
               Total                  $2,700,000       $ 5,750,000


         (1) Includes printing fees, legal fees, finder's fees and other expenses. Finders' fees include a 2% fee on the proceeds of the Units placed by Dabney.

         (2)      Includes  two notes  totaling $113,000,  of  which $100,000 is owed to a stockholder. In addition, the Company has approximately $975,000 in past due outstanding trade payables, and although the Company has entered into arrangements with creditors for the forbearance and restructuring of payment terms for some of these amounts, the Company will be required to pay the balance of accounts payable outstanding with the proceeds of this Offering and cash flow from operations.

The foregoing projected use of proceeds are only estimates. The precise application of the proceeds of this Offering may vary considerably depending upon factors such as the Company's cash flow from operations and the availability of funds from other sources. Any change in either the allocation of funds or the order of priority, will be at the discretion of the Company's Board of Directors. The Company may seek additional equity or debt financing if opportunities arise. There can be no assurance that StarBase will be successful in generating funds from operations or obtaining additional funds on terms acceptable to the Company to continue its business once the proceeds of this Offering have been expended.


                       VII. SHARE AND LOAN CAPITALIZATION

The following table sets forth the share and loan capitalization of the Company at December 31, 1995, February 29, 1996 and as adjusted to reflect the proposed private placement of Series C Preferred Shares and the receipt and application of the net proceeds from the sale of the maximum Offering.


                                                                                             (Unaudited)
                                                                                  (In thousands except share date)
                                                                      --------------------------------------------------------------
                                                                                                       Pro Forma Adjustments
                                                                      -----------  ----------    -----------------------------------
                                                                                                 Series C
                                                                        Balance      Balance     Preferred    This      As Adjusted
                                                                      December 31,  February 29,   Stock      Offering  February 29,
                                                                          1995          1996       (3)        (2) (4)      1996
                                                                      ------------  -----------  -----------  ---------  -----------
Notes payable to officer/director                                      $     73     $     73     $   --       $   --       $     73

Other Notes Payable                                                         262          188          (75)        (113)        --
                                                                       --------     --------     --------     --------     --------

       Total current portion of debt                                        335          261          (75)        (113)          73

Long-term debt, less current portion                                       --           --           --           --

Stockholders' Equity: (1)
  Preferred Stock, $.01 par value; authorized
  10,000,000 shares; issued and outstanding: no                            --
  at December 31, 1995; 2,227,946 Series B at
  February 29, 1996 (2); 300,000 Series C (3)  ne                            22            3          (22)           3

    Preferred Stock subscribed                                            3,838         --           --           --           --

  Common  Stock,  $.01 par value;  authorized
  50,000,000;  issued  7,829,034 at
  December 31, 1995; 7,848,479 at February 29, 1996; and
  12,176,425 (2) (4)                                                         78           78         --             43          121

  Common Stock subscribed                                                    66           27         --           --             27

  Treasury Shares, 6,261 Common Shares                                      (21)         (21)        --           --            (21)

  Additional paid-in capital                                             14,015       18,209          797        5,384       24,390

  Deficit accumulated during development stage                          (16,942)     (17,639)        --           --        (17,639)
                                                                       --------     --------     --------     --------     --------

          Total Stockholders' Equity                                      1,034          676          800        5,405        6,881
                                                                       --------     --------     --------     --------     --------

          Total capitalization                                         $  1,369     $    937     $    725     $  5,292     $  6,954
                                                                       ========     ========     ========     ========     ========


(1) Excludes options to purchase 1,400,902 shares of Common Stock which includes options to purchase 663,169 shares pending VSE approval, and warrants to purchase 2,949,594 shares of Common Stock, each outstanding as of February 29, 1996.

(2) Includes automatic conversion of 2,227,946 shares of Series B Preferred to Common Stock upon the close of this Offering.

(3) The Company is in the process of finalizing the Regulation S Offering. It is anticipated that the Regulation S Offering will close prior to the closing of this Offering. The estimated net proceeds of that offering are $800,000.

(4) Adjusted to give effect to the receipt by the Company of the estimated net proceeds from the sale of the 2,100,000 Units offered hereby at the Offering Price of $3.00 per Unit, and the application of the estimated net proceeds thereof.

SERIES A PREFERRED STOCK CONVERSION

In fiscal 1995 the Company sold 2,750,000 shares of its Series A Preferred Stock to certain investors in a private placement at a price of $1.00 (CDN$1.34) per share. At June 30, 1995, the Series A Preferred Stock automatically converted into 2,111,104 shares of Common Stock. The conversion rate was determined by a renegotiated formula based upon the Company's equity position.


REVERSE STOCK SPLIT

In January 1995, the shareholders of the Company approved the Reverse Split which was completed on April 6, 1995. The Company retired 11,107,877 shares of Common Stock in connection with the reverse stock split. The stated par value of $.01 per share was not changed. All references in the financial statements to average number of common stock shares outstanding and per common stock share amounts have been restated to reflect the 1-for- 3 reverse stock split. All disclosures related to sales of Common Stock, Warrants, employee stock plans and other Common Stock transactions for prior periods presented have also been restated to reflect the reverse stock split. See the Company's Financial Statements and notes thereto contained in the Company's Form 10-K, annexed hereto as Attachment A..


                         VIII. DESCRIPTION OF SECURITIES

The Company is offering pursuant to this private placement 2,100,000 Units of the Company's Common Stock at the price of $3.00 per Unit. Each Unit consists of one share of Common Stock and one non-transferable Warrant. Each Warrant entitles the holder thereof to purchase one share of Common Stock of the Company. The Warrant is exercisable at $2.00 per share through January 31, 1997 and thereafter exercisable at $2.50 per share through January 31, 1998, after which date the Warrant expires. Neither the newly issued Common Stock nor the Warrants shall be listed and posted for trading on OTCEBB.

Assuming that 2,100,000 Units offered hereby are sold for, the Company will derive net cash proceeds of approximately US $5,405,000, after the costs of the Offering.


SHARE CAPITAL STRUCTURE

The Company has authorized 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock with a par value of $0.01 per share (the "Preferred Stock"). Of the Preferred Stock, 2,500,000 have been designated Series B Preferred Stock of which 2,227,946 are issued and outstanding and 300,000 shares have been designated Series C Preferred Stock of which up to 300,000 may be outstanding, assuming completion of the offering of Series C Preferred Stock under Regulation S.

The following description of the Common Stock and Preferred Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation, as amended, and Bylaws, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of stockholders.

COMMON STOCK

At March 31, 1996, 7,848,479 shares of the Company's Common Stock were issued. There were an additional 4,318,100 shares of Common Stock issuable pursuant to warrants and options to acquire additional shares of the Company's Common Stock, which includes 663,169 shares of Common Stock issuable pursuant to options pending VSE approval.

Each share of the Company's Common Stock has one vote on all matters submitted to stockholders. Subject to applicable Delaware law, the holders of the Common Stock are entitled to dividends when and if declared by the Board of Directors. In the event of liquidation, holders of Common Stock are entitled to share pro-rata in any and all assets remaining after the payment of corporate liabilities and a return of capital plus unpaid dividends to the Preferred Stockholders. The Company's Common Stock does not have cumulative voting rights, and therefore, the holders of more than 50% of the shares may, if they choose to do so, elect all the directors of the Company. The Company's Common Stock has no preemptive or other subscription rights, and outstanding shares of Common Stock are fully paid and non-assessable.

The Board of Directors may issue additional Common Stock within the limits authorized by the Company's Certificate of Incorporation, as amended.

REGISTRATION RIGHTS

The registration rights granted to investors in the Units pursuant to the Offering will be on a pari passu basis with the registration rights held by existing stockholders of the Company.

         1)     Demand Rights.

                At any time after August 8, 1996, holders of 500,000 or more Registrable Securities (defined below) may request that the Company effect a registration of at least 500,000 of such shares (or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000); provided, that the Company shall be obligated to effect only two such requested registrations. The Company will use its "best efforts" to cause such shares to be registered. If the Company is eligible to use Form S-3, the investor agrees to request registration under the Form S-3 provisions below rather than the provisions of this paragraph. For purposes of this Memorandum in connection with the registration rights granted to investors in the Units, "Registrable Securities" shall mean the shares of Common Stock issued to the investors and issuable upon the exercise of the Warrants issued as part of the Units.

         2)     Company Registrations.

                Investors shall be entitled to "piggy back" registration rights of all registrations, subject to the right of the underwriters and the Company to cut back the number of shares proposed to be registered in view of market conditions.

         3)     Form S-3 Registration.

                Holders of Registrable Securities may request that the Company effect a registration on Form S-3, provided that such registration be limited to one per twelve-month period and result in net proceeds to the Company of at least $500,000.

         4)     Expenses.

                The Company shall bear all expenses (exclusive of underwriting fees, discounts or commissions or fees of counsel for selling stockholders of all registrations described in (1) - (3) above).

         5)     Transfer of Rights.

                A holder of registration rights may transfer the rights to any transferee who purchases at least 100,000 shares of the Registrable Securities. However, the Company must be given written notice of the transfer.

PREFERRED STOCK

The Company's Certificate of Incorporation, as amended, authorizes 10,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividends rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any such series, without any further vote or action by the stockholders.


RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS - SERIES B PREFERRED STOCK

Dividend Provisions. Cumulative 6% annual dividends per share, payable in annual installments. No dividends may be declared or paid on Junior Stock (defined below) during any fiscal year unless dividends on Series B Preferred Stock at the annual rate have first been declared and paid or set aside for payment. For purposes of this Memorandum in connection with the rights, preferences, privileges and restrictions under the Series B Preferred Stock, "Junior Stock" shall mean the Common Stock and all other stock of the Company ranking junior to the Series B Preferred Stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, each share of Series B Preferred Stock is entitled to receive an amount equal to $2.00 per share, plus any unpaid dividends, before any payment to holders of shares of Junior Stock. Any assets remaining available for distribution after payment of the full preferential amount to holders of the Series B Preferred Stock will be distributed pro rata among the holders of Junior Stock.

Notice and Voting Rights. Except to the extent voting as a separate class or series is required by law or as provided in "Protective Provisions" below, the holders of the Series B Preferred Stock have the right to receive notice of, speak at, and vote together with the Common Stock on an "as-converted" basis, at all general meetings of the holders of Common Stock.

Conversion. (a) Elective. The holders of Series B Preferred Stock will have the right to convert the Series B Preferred Stock, at the option of the holder, at any time, into Common Stock of the Company on a one-for-one basis. (b)
Automatic. Each share of Series B Preferred Stock shall be automatically converted into Common Stock at its then applicable conversion rate upon the following events: (i) an acquisition of the Company by another entity or the sale of all or substantially all of the assets of the Company; (ii) the consummation of a public and/or private offering which results in gross proceeds to the Company of at least $5,000,000; (iii) if the closing bid price of the Common Stock averages at least $5.00 for a period of 20 consecutive trading days; or (iv) September 25, 1998.

Conversion Price Adjustments. The conversion price per share of Series B Preferred Stock is initially the original purchase price of such share but is subject to proportionate adjustment in the case of (a) any subdivision or combination of the Company's Common Stock or (b) any payment by the Company of a stock dividend to holders of Common Stock. The conversion price of the Series B Preferred Stock is subject to adjustment to prevent dilution in the event of a stock split, stock dividend, reverse stock split or recapitalization.

Protective Provisions. In addition to voting rights provided by law, and as long as at least 50,000 shares of the Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of a majority of the outstanding shares of Series B Preferred Stock voting as a class; (a) issue shares of any stock having rights and preferences superior to the Series B Preferred Stock; (b) amend the Articles to adversely affect the rights, preferences or restrictions provided for the benefit of the Series B Preferred Stock; (c) declare or pay a dividend on any shares of Junior Stock if the then-current dividends on the Series B Preferred Stock remain unpaid; (d) or redeem, repurchase or retire any class or series of Junior Stock.

Registration Rights. The registration rights granted to holders of the Series B Preferred Stock are on a pari passu basis with the registration rights held by existing stockholders of the Company.

         1)   Demand Rights.

              At any time after August 8, 1996, holders of 500,000 or more Registrable Securities (defined below) may request that the Company effect a registration of at least 500,000 of such shares (or any lesser number of shares if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000); provided, that the Company shall be obligated to effect only two such requested registrations. The Company will use its "best efforts" to cause such shares to be registered. If the Company is eligible to use Form S-3, the investor agrees to request registration under the Form S-3 provisions below rather than the provisions of this paragraph. For purposes of this Memorandum in connection with the registration rights granted to holders of the Series B Preferred Stock, "Registrable Securities" shall mean the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock or the exercise of the warrants issued together with the Series B Preferred Stock.

         2)   Company Registrations.

              Investors shall be entitled to "piggy back" registration rights of all registrations, subject to the right of the underwriters and the Company to cut back the number of shares proposed to be registered in view of market conditions.

         3)   Form S-3 Registration.

              Holders of Registrable Securities may request that the Company effect a registration on Form S-3, provided that such registration be limited to one per twelve-month period and result in net proceeds to the Company of at least $500,000.

         4)   Expenses.

              The Company shall bear all expenses (exclusive of underwriting fees, discounts or commissions or fees of counsel for selling stockholders of all registrations described in (1) - (3) above).

         5)   Transfer of Rights.

              A holder of registration rights may transfer the rights to any transferee who purchases at least 100,000 shares of the registrable securities. However, the Company must be given written notice of the transfer.


RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS - SERIES C PREFERRED STOCK.

The Company anticipates that the Regulation S Offering will close prior to the closing of this Offering on the terms contemplated below.

Dividend Provisions. The holders of the Series C Preferred Stock shall not be entitled to receive any dividends.

Liquidation Preference. In the event of a liquidation or winding up of the Company, each share of Series C Preferred Stock shall be entitled to receive an amount equal to $3.00 per share, before any payment to holders of shares of Junior Stock (as defined below). Any assets remaining available for distribution after payment of the full preferential amount to holders of the Series C Preferred Stock shall be distributed pro rata among the holders of Junior Stock. For purposes of this Memorandum in connection with the rights, preferences, privileges and restrictions under the Series C Preferred Stock, "Junior Stock" shall mean the Common Stock and all other stock (other than the Series B Preferred Stock) ranking junior to the Series C Preferred Stock.

Notice and Voting Rights. Except as otherwise provided by law, the holders of the Series C Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Company or for any other purpose.

Conversion. (a) Elective. The holders of Series C Preferred Stock shall have the right to convert the Series C Preferred Stock, at the option of the holder, at any time, into Common Stock of the Company on a one-for-one basis, subject to adjustments as provided in "Conversion Price Adjustments" below. (b) Automatic. Each share of Series C Preferred Stock shall be automatically converted into Common Stock at its then applicable conversion rate upon the following events:
(i) if the closing bid price of the Common Stock is at least $6.00 for a period of 20 consecutive trading days; or (ii) September 25, 1998.

Conversion Price Adjustments. The conversion price per share of Series C Preferred Stock shall initially be the original purchase price of such share but shall be subject to proportionate adjustment in the case of (a) any subdivision or combination of the Company's Common Stock or (b) any payment by the Company of a stock dividend to holders of Common Stock. The conversion price of the Series C Preferred Stock shall be subject to adjustment to prevent dilution in the event of a stock split, stock dividend, reverse stock split or recapitalization.

Registration Rights. The registration rights granted to holders of the Series C Preferred Stock shall be governed by a Registration Rights Agreement between the Company and the initial holder of the Series C Preferred Stock (the "Series C Registration Rights Agreement"). The Series C Registration Rights Agreement provides that the initial holder (or its assignee) may "demand" that the Company effect a registration 41 days after the date of the issuance of the Series C Preferred Stock but prior to April 30, 1997.

         1)   Demand Rights.

              The holder of the Series C Preferred Stock or the shares of Common Stock issued upon conversion of the Series C Preferred Stock having an initial aggregate purchase price of at least $375,000 may request that the Company use its best efforts to effect a registration of 100% of the Registrable Shares (as defined below), as soon as practicable but no later than 120 days following receipt of such request. The Company shall not be obligated to effect a requested registration: (a) after the Company has effected one such registration pursuant to the Series C Registration Rights Agreement and such registration has been declared or ordered effective and the sale of such Registrable Shares have closed; or (b) within the period starting with the date 60 days prior to the Company's good faith estimated date of filing of, and ending 180 days following the effective date of, any registered offering of the Company's Common Stock to the general public. For purposes of this Memorandum, "Registrable Shares" shall mean the shares of Common Stock or any Common Stock of the Company issued or issuable in respect of such shares or upon any stock split, stock dividend, recapitalization or similar event; provided, however, that shares of Common Stock or other securities shall no longer be treated as Registrable Shares if (i) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale or
              (iii) the shares are available for sale under the Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Act so that no transfer restrictions or restrictive legends will appear upon the share certificates following the consummation of such sale.

         2)   Expenses.

              The Company shall bear all expenses (exclusive of underwriting fees, discounts or commissions or fees of counsel for selling stockholders of all registrations described in (1) above).

         3)   Transfer of Rights.

              A holder of registration rights may transfer the rights to any transferee who purchases at least 125,000 shares of the registrable securities. However, the Company must be given written notice of the transfer.


DIVIDENDS ON COMMON STOCK AND PREFERRED STOCK

The Company has never declared a cash dividend on its Common Stock or Preferred Stock. The Board of Directors presently intends to retain all earnings for use in the Company's business and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Payment of dividends on Common Stock, if any, would be subject to the discretion of the Board of Directors, which may consider factors such as the Company's results of operations, financial condition, capital needs and acquisition strategy, among others.

RESALE RESTRICTIONS

The Company files periodic reports with the Commission under Section 15(d) of the Exchange Act. The Company's Common Stock is currently listed and posted for trading on the OTCEBB and VSE.

The Common Stock sold in this Offering and the Common Stock derived from the exercise of the Warrants offered in this Offering will be issued in transactions exempt from registration under the Act by reliance under either Section 4(2) and Regulation D, or under Regulation S of the Act, depending on the residence of the purchaser. Accordingly, the Common Stock and the Common Stock derived from the exercise of the Warrants will be "restricted securities" under the meaning of Rule 144 promulgated under the Act and may be sold only pursuant to an effective registration statement under federal and applicable state securities laws or an applicable exemption. The holders of unregistered Common Stock may be able to sell their Common Stock without registration in accordance with the exemption provided by Rule 144 under the federal securities laws. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated in accordance with Rule 144, who has beneficially owned "restricted shares" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for at least two years, as well as any persons who purchase unrestricted shares on the open market who may be deemed "affiliates" of the Company (as defined in Rule 144), would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding number of shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding each such sale. After Common Stock is held for three years, a person who is not deemed an "affiliate" of the Company is entitled to sell such Common Stock under Rule 144 without regard to the volume limitations described above. Sales of Common Stock by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. The appropriate "restrictive legend" will be affixed to all stock certificates substantially as follows:


For investors who are U.S. Persons:
- - -----------------------------------

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND HAVE NOT BEEN THE SUBJECT OF A REGISTRATION STATEMENT UNDER THE ACT OR ANY STATE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

For investors who are non-U.S. Persons:
- - ---------------------------------------

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL [40 days from closing], 1996, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BE REGULATION S."

Terms of The Warrant:

         1)   Exercise  Price:   The exercise  price shall  be $2.00  per  share
              through January 31, 1997 and thereafter $2.50 per share through January 31, 1998, after which date the Warrant expires.

         2)   Term:  Void after January 31, 1998.

         3) Information Rights: All shareholders shall receive annual audited financial statements, and all other shareholder communications.

              The Warrants will contain, among other things, anti-dilution provisions and provisions for appropriate adjustment of the class, number and price of shares issuable pursuant to any exercise thereof upon the occurrence of certain events including any subdivision, consolidation or reclassification of the shares of Common Stock of the Company, the payment of stock dividends or the merger of the Company.

              The Offering Price of the Units has been determined by negotiation between the Company and Dabney, an NASD registered broker dealer who is the Placement Agent in regards to this private placement, in part on the basis of the quoted price of the Company's Common Stock on OTCEBB. While the Company's Common Stock is listed on OTCEBB and the VSE and is therefore available for trading in the public market, there has been only limited trading activity.


                            IX. TERMS OF THE OFFERING

The Company is offering a minimum of 1,000,000 and a maximum of 2,100,000 Units, at a subscription price of $3.00 per Unit. The minimum subscription to be accepted by the Company will be $30,000. The Company reserves the right to accept subscriptions for less than the minimum. Each Unit consists of one share of Common Stock and one non-transferable Warrant. Each Warrant entitles the holder thereof to purchase one share of Common Stock of the Company. The Warrant is exercisable at $2.00 per share through January 31, 1997 and thereafter exercisable at $2.50 per share through January 31, 1998, after which date the Warrant expires. Neither the newly issued Common Stock nor the Warrants shall be listed on OTCEBB. Assuming that 2,100,000 Units offered hereby are fully subscribed for, the Company will derive net cash proceeds of approximately $5,750,000, before Offering expenses.

SUBSCRIPTION PROCEDURES

An investor intending to subscribe must notify the Placement Agent or the Company of its decision to subscribe, and the Placement Agent will deliver to such investor a complete set of subscription documents. The investor must complete, sign and return such subscription documents to the Placement Agent at Dabney/Resnick, Inc., 150 South Rodeo Drive, Suite 100, Beverly Hills, California 90212, Attention: Peter Marcil. Payment must accompany the executed subscription documents.

All subscriptions must be paid either in cash, by wire transfer or accompanied by a cashier's or certified bank check for the full subscription price payable to "StarBase Corporation." The Company reserves the right, exercisable in its absolute discretion, to reject any subscription hereunder, in whole or in part, for any reason, to allot to a particular subscriber less than the amount of Units subscribed for and/or to withdraw or cancel the Offering without notice or to modify the terms thereof. If this Offering is oversubscribed, the Company will determine which subscriptions will be accepted.

All amounts received by the Placement Agent on behalf of the Company or by the Company on Units placed by the Company prior to completion of the Offering will be deposited in escrow accounts established by the Company with a banking institution. The funds in the accounts will not be released until all conditions to the completion of the Offering are satisfied, including, among other things, that investors have subscribed for the minimum amount of Units. If the Offering is terminated, subscribers hereunder will receive the return of all of their subscription funds without interest.


REGISTRATION RIGHTS

Holders of the Units will be granted "demand" and "piggy back" registration rights, subject to customary limitations. See "Description of Securities - Registration Rights."


RESTRICTIONS ON TRANSFERABILITY

Neither the Units issued in this Offering nor the Common Stock will be freely tradable without registration or other compliance with federal and applicable state securities laws. See "Description of Securities."


REPRESENTATIONS MADE BY ALL INVESTORS

Unless otherwise determined by the Company in its sole discretion and in compliance with applicable federal and state securities laws, subscriptions for the Units will only be accepted from those investors who represent, and who can support their contention, that: (i) they are "accredited investors"(see "Investor Suitability Standards"); (ii) they are acquiring the Units for their own account, for investment only and not with a view toward the resale or distribution of the Units; (iii) they have such knowledge and experience in financial and business matters that they are capable, either alone or together with one or more advisors, of evaluating the merits and risks of the prospective investment; and (iv) they have been provided the opportunity to ask questions of and receive answers concerning the terms and conditions of the Offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in this Memorandum. Each subscriber will be required to sign a Subscription Agreement which provides, in part, that no Units may be sold, transferred or otherwise disposed of unless they are subsequently registered under the applicable securities laws, or are transferred pursuant to exemption therefrom, and which contains other representations and acknowledgments of the prospective investor. The Company shall rely upon the truth and accuracy of these representations.

PLACEMENT AGENT

The Company has engaged Dabney as its placement agent for Units of up to $5,500,000 in this Offering. The placement agent, who will act as a broker, dealer or agent in connection with the Offering, will receive a commission equal to 10% of the total Units sold by them. The Company will issue Warrants to Dabney to purchase a number of shares of Common Stock equal to 120,000 times a fraction the numerator of which shall be the total dollar amount of Securities sold by Dabney and the denominator of which shall be $5,500,000. In addition, the Company will reimburse Dabney for its reasonable expenses incurred in connection with the Offering. The Company has agreed to indemnify Dabney against certain liabilities arising out of Dabney's engagement and the Offering, unless such liabilities resulted primarily from the fraud, willful misconduct or gross negligence of Dabney. The arrangement between the Company and Dabney may be terminated by either party if the Offering is not consummated within thirty days after delivery to Dabney by the Company of the initial completed copy of this Memorandum.

FINDERS' FEES

Units of up to $800,000 will also be offered and sold by the Company itself. Pursuant to a Consulting Agreement, the Company will pay to The Gibson Group finders' fees of 2% on the proceeds of the total Units placed by Dabney. No sales commissions or other compensation will be paid to the Company or any of its officers or employees in connection with their sales of Units.

                   X. DIRECTORS, OFFICERS AND CONTROL PERSONS

Directors and Officers

The following table sets forth certain information concerning the Company's directors and executive officers as of February 29, 1996. The members of the Board of Directors (the "Board") are elected to one year terms and are to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Name                                            Age           Principal Occupation For the Past Five Years
DIRECTORS:
William R. Stow III                             51            Founder, President and Chief Executive
                                                              Officer of StarBase Corporation since
President, Chief Executive Officer,                           September 1992; Vice President-Architect at
Co-Chairman of the Board and Member                           Ashton-Tate from 1986 to 1991.
of  Investment Banking Committee

Michael G. Lyons                                53            President of Technology Management from
                                                              1991 to present. Partner in Potrero
Co-Chairman of the Board, and Member                          Management Partners.  Co-founder, Vice
of Compensation Committee                                     President and Director of Integrated Systems
                                                              Inc. from 1980 to 1991.

Roger C. Ferguson                               53            President and CEO of DataTools, Inc. since
                                                              1993. Chief Operating Officer of Network
Member of Compensation Committee                              General Corporation from 1987 through 1993.

Alan M. Davis                                   52            Chief Operating Officer of StarBase
                                                              Corporation since February 1996.  President of
Chief Operating Officer and Member of                         San Juan Building Supply since 1990. Partner
Investment Banking  Committee                                 in Potrero Management Partners since 1995.
                                                              Director of Software Development of MIPS
                                                              Computer Systems  from 1989 through 1990.



                                      -42-




Name                                            Age           Principal Occupation For the Past Five Years
John R. Snedegar                                46            President, Director and CEO of UniDex
                                                              Communications Corp. since 1990.
Member of Audit Committee

Kenneth A. Sexton                               42            Vice President, Finance and Administration of
                                                              Intersolv, Inc. since 1991. From 1984 through
Member of Compensation and Audit                              1991, Controller at Life Technologies, Inc.
Committees

Gary E. Gratny                                  36            Portfolio Manager at Whelan & Gratny
                                                              Capital Management, Inc. since 1994. Vice
Member of Compensation Committee                              President of Marketing and Business
                                                              Development at Focus Graphics, Inc. from
                                                              1989 through 1994.

Phillip E. Pearce                               67            Owner, Phil Pearce & Associates since 1986.
                                                              Senior Vice President and Member of the
Member  of Investment Banking                                 Board of Directors of E.F. Hutton & Co. from
Committee                                                     1971 through 1983.

OFFICERS:
Alan D. Kucheck                                 44            Vice President, Engineering since January
                                                              1995.  From July 1993 to January 1995
Vice President, Engineering                                   served as a Project Director for the Company.
                                                              From August 1990 to March 1993 was
                                                              Manager, Software Development for IMI, Inc.

Robert W. Leimena                               52            Chief Financial Officer of StarBase Corporation
                                                              since February 1996. Entrepreneur and management
                                                              consultant   since October 1987. Partner in
                                                              Potrero Management Partners since 1995. From
                                                              July  1981 through September 1987 was Senior
                                                              Vice President  and CFO of  View-Master
                                                              Ideal Group, Inc.


WILLIAM R. STOW III has served as Chief Executive Officer of the Company since September 1991. Mr. Stow has also served as President of the Company since
September 1991, exclusive of the period from April 1994 through July 1995. Mr. Stow has served as a Director of the Company since September 1991 and as Co-Chairman of the Board since October 1994. From February 1986 to October 1991, Mr. Stow held various senior- level positions at Ashton-Tate Corporation, including Vice President of Advanced Development.

MICHAEL G. LYONS has served as a Director of the Company since June 1992 and as Co-Chairman of the Board of the Company since October 1994. From June 1992 until October 1994, Mr. Lyons served as Chairman of the Board. Since October 1991, Mr. Lyons has served as President and Chief Executive Officer of Technology

Management, a management consulting group primarily serving high-technology clients. He is partner in Potrero Management Partners, a high technology venture and consulting firm. From June 1981 to October 1991, Mr. Lyons was a founder, Vice President and Director of Integrated Systems, Inc.

ROGER C. FERGUSON has been President and CEO of DataTools, Inc., a privately held supplier of database administration tools for client/server databases since 1993. For six years prior to joining DataTools, Mr. Ferguson was with Network General, Inc., a publicly traded supplier of network analysis equipment, where he was Chief Operating Officer and a member of the Board of Directors. Prior to Network General he held executive positions at S-Vtek, Inc., General Instrument and IBM. He is also currently Chairman of the Board of Directors of Microtest, Inc., a publicly traded network tools company.

ALAN M. DAVIS has served as a Director and Chief Operating Officer of the Company since February 1996. Mr. Davis has also been serving as the President of San Juan Building Supply, since 1990, and partner in Potrero Management Partners, a high technology venture and consulting firm, since 1995. From 1989 through 1990, he served as Director of Software Technology Development and Marketing of MIPS Computer Systems. Prior to 1989, he served as General Manager of the Systems division of Integrated Automation and held various senior management positions at Bell & Howell and Intel Corporation over a period of eight (8) years.

JOHN R. SNEDEGAR has served as a Director of the Company since December 1990. Since May 1990, Mr. Snedegar has served as President, Director and Chief
Executive Officer of UniDex Communications Corp., a diversified telecommunications provider based in Arlington, Texas. From March 1981 to May 1992, Mr. Snedegar served as President and Chief Executive Officer of AmeriTel Management, Inc., currently known as WCT Communications, Inc.

KENNETH A. SEXTON is Vice President, Finance and Administration of Intersolv, Inc., a leading provider of open client/server solutions. Prior to joining Intersolv, Inc. in 1991, Mr. Sexton held several senior level positions at Life Technologies Inc., a biotechnology company, and Coopers & Lybrand, a big six accounting firm.

GARY E. GRATNY is senior portfolio manager for Whelan & Gratny Capital Management, Inc., an investment advisor that concentrates on growth equity investing. Prior to Whelan & Gratny, Mr. Gratny was Vice President of Marketing and Business Development at Focus Graphics, Inc., a graphics and medical imaging company, and held marketing and engineering positions at Hewlett Packard and Rockwell International.

PHILIP E. PEARCE was Senior Vice President and a member of the Board of Directors of E.F. Hutton & Co, a member of the Board of Governors of the New York Stock Exchange, and Chairman of the Board of governors of the NASD. Mr. Pearce is a member of the Board of RX Medical Services Corporation, a reporting company.

ALAN D. KUCHECK has served as Vice President, Engineering since January 1995. From July 1993 to January 1995, Mr. Kucheck served as a Project Director for the Company. From August 1990 to March 1993, Mr. Kucheck was Manager, Software Development for IMI, Inc., a software development company. Prior to that time, Mr. Kucheck held various management positions with several other software development companies.

ROBERT W.  LEIMENA  was  appointed  Chief  Financial  Officer of the  Company in
February 1996. Mr. Leimena has been an entrepreneur and management consultant since October 1987. He is a partner in Potrero Management Partners, a high technology venture and consulting firm. From September 1994 through December 1995, in his capacity as a management consultant, he was interim CFO of a multi-media computer peripheral company. From 1981 through 1987, Mr. Leimena was Senior Vice President and Chief Financial Officer of View-Master Ideal Group, Inc., a publicly traded company. Mr. Leimena is a Certified Public Accountant.

OTHER DIRECTORSHIPS, ORDERS OR SANCTIONS

The Company is in good standing in the states of Delaware and California and the Company's securities have not been the subject of a cease trade or suspension order for a period of thirty consecutive days during the period the directors, officers or promoters retained their respective positions.

No director, officer or promoter of the Company has within the last five years prior to the date hereof, been declared bankrupt or made a voluntary assignment in bankruptcy, nor made a proposal or been subject to any proceedings under any legislation relating to bankruptcy or insolvency, except for Alan D. Kucheck who on February 18, 1993 filed for protection under Chapter 7 of the United States Bankruptcy Code.


EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to, or on behalf of, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended March 31, 1993, 1994 and 1995. Except as otherwise noted, no Named Executive Officer received any restricted stock award, stock appreciation right or payment under any long-term incentive plan.


                                           Summary Compensation Table(1)

                                                                                                       Long-Term
                                                                    Annual Compensation               Compensation
                                                         ------------------------------------------  --------------

                                                                                         Other         Securities
                                              Fiscal                                     Annual        Underlying
     Name and Principal Position(2)            Year         Salary        Bonus       Compensation      Options
- - -----------------------------------------  ------------  ------------  ------------  --------------  --------------


William R. Stow III                            1995      $   115,000   $        --   $          --           6,666
  Chief Executive Officer, Co-Chairman         1994          111,244            --              --              --
  of the Board and Director                    1993           87,083            --              --              --

D. Patrick Linehan                             1995          160,000            --              --           6,666
  President, Chief Operating Officer           1994               --            --              --         106,666
  and Director(3)                              1993               --            --              --           6,666

Walter Zipperman                               1995          115,000        25,650              --              --
  Vice President, Consulting(4)                1994          115,000        18,000              --              --
                                               1993           27,563            --              --         100,168

Andrew D. Wahl                                 1995          115,000            --              --              --
  Vice President, Operations(4)                1994          111,577            --              --          59,000

Alan D. Kucheck                                1995          110,000            --              --              --
   Vice President, Engineering(5)              1994           87,212                                        59,000
===================================================================================================================

(1) Certain columns have been omitted if they do not apply to any of the Named Executive Officers.

(2)      In January  1995, Mr. Berzle was   appointed an executive officer at an
         annual salary  of $125,000.   Mr. Berzle's employment  with the Company
         terminated in October 1995.

(3) Mr. Linehan was President and Chief Operating Officer of the Company from April 1994 through July 1995, when his employment terminated. Previously, Mr. Linehan served as a management consultant to the Company and received compensation totaling $71,000 in 1994 in connection with consulting services provided to the Company.

(4) Mr. Zipperman's employment with the Company terminated in April 1995. Mr. Wahl's employment with the Company terminated in May 1995.

(5) Mr. Kucheck assumed responsibility as Vice President of Engineering in January 1995. During calendar year 1994, Mr. Kucheck served as the Company's Project Director.

In February 1996, Messrs. Alan M. Davis and Robert W. Leimena were appointed Chief Operating Officer and Chief Financial Officer, respectively. Mr. Davis receives an annual salary of $170,000 and has been granted options to purchase 160,000 shares of Common Stock, subject to a vesting period. Mr. Leimena's annual salary is $156,000 and he has been granted options to purchase 150,000 shares of Common Stock, subject to a vesting period. The stock option grants were approved by the Compensation Committee of the Board of Directors in April 1996. As a member of the Board of Directors, Mr. Davis had earlier been granted options to purchase 25,000 shares of Common Stock.


STOCK OPTIONS

The following table sets forth information concerning stock option grants made during the fiscal year ended March 31, 1995 ("Fiscal 1995") under the Company's Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan - 1992 (the "Option Plan") to Messrs. Linehan and Stow. No options were granted to Messrs. Wahl, Zipperman or Kucheck in Fiscal 1995 and no stock appreciation rights were granted to such individuals during such fiscal year. All options and exercise prices reflect the Reverse Split.






                                                              Percent                 Individual Grants(1)
                                                              of Total        -------------------------------------
                                        Options           Options Granted        Exercise or
                                        Granted                  to               Base Price         Expiration
             Name                         (2)               Employees(3)         Per Share(4)           Date
- - ------------------------------  ----------------------- --------------------  ------------------ ------------------
                                                                                     $CDN
D. Patrick Linehan                       6,666                            1%                  7.26    01/31/05
William R. Stow III                      6,666                            1%                  7.98    01/31/05
===================================================================================================================

(1) Mr. Berzle was granted an option to purchase 50,000 shares at an exercise price of $7.26 per share. Twenty-five percent of such shares vest one year from the grant date with the remaining shares vesting equally over the following thirty-six month period. Mr. Berzle's employment with the Company terminated in October 1995.

(2) Fifty percent of such shares were vested on the date of grant with the remaining shares vesting equally over the twelve months following the date of grant. All of the options shown in the above table are incentive stock options and have a maximum term of five or ten years, subject to earlier termination following the optionee's cessation of service with the Company. The Company's Option Plan also provides for the grant of non-qualified stock options.

(3) The Company granted options to purchase a total of 470,333 shares of Common Stock to employees during the year ended March 31, 1995.

(4) The exercise price per share of the options granted to Mr. Linehan represented the fair market value of the underlying shares of Common Stock on the date the options were granted, as determined by averaging the closing price of the Company's shares on the VSE for the ten (10) trading days immediately preceding the grant date. The exercise price per share for Mr. Stow represented 110% of such amount. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares. On March 31, 1995, the exchange rate was approximately U.S. $.71 to $1.00 Canadian.


WARRANTS

The Company issued and has outstanding the following warrants to purchase Common Stock as of March 31, 1996:



Event                                      Number of Shares     Exercise Price                 Expiration
Silicon Valley Bank Line of Credit                    7,182     CDN $8.22                      December 15, 1999
Private Placement  - 12/21/94                       208,716     $5.67                          June 20, 1996
Private Placement  -  3/31/95                       255,000     CDN $8.46                      March 31, 1997
                                                                     Year 1 / Year 2
Private Placement  -  9/8/95                        136,000       CDN $3.05 / CDN $3.51        September 8, 1997
Private Placement - 1/31/96                       2,342,696          $2.00 / $2.50             January 31, 1998
Total Issued                                      2,949,594
===================================== =====================     ==========================  ==========================

On January 31, 1996, the Company issued warrants to purchase a total of 2,342,696 shares of the Company's Common Stock at a price of $2.00 per share through January 31, 1997 and $2.50 per share through January 31, 1998.

                            XI. SECURITIES OWNERSHIP


BENEFICIAL OWNERSHIP

The following table sets forth at March 31, 1996 certain information regarding the ownership of each class of the Company's voting securities by each person known by the Company to be the beneficial owner of more than five percent of each class of the Company's outstanding voting securities.


                                                                           Percentage      Number of     Percentage of
                                                   Number of Shares of      of Common    Shares Series      Series B
Name (1)                                            Common Stock (12)        Stock        B Preferred      Preferred

Amerindo Technology Growth Fund, Ltd. II (2)                  1,018,256       12.6              125,291       5.6
c/o Amerindo Investment Advisers, Inc.
One Embarcadero, Suite 2300
San Francisco, California 94111-3162

The Board of Pension Commissioners of the                       959,593       12.2                    -        -
City of Los Angeles
c/o Amerindo Investment Advisers, Inc.
One Embarcadero, Suite 2300
San Francisco, California 94111-3162

Estate of Michael K. Benson (3)                                 709,608       8.9                50,078       2.2
c/o StarBase Corporation
18872 MacArthur Boulevard
Irvine, California 92715

Storie Partners, L.P. (4)                                       750,000       8.7               375,000       16.8
One Bush St. #1350
San Francisco, CA 94104

William R. Stow III (5)(6)(7)                                   588,083       7.5                     -        -
c/o StarBase Corporation
18872 MacArthur Boulevard
Irvine, California 92715

Intersolv, Inc. (8)                                             500,000       6.0               250,000       11.2
9420 Key West Ave
Rockville, MD 20850

Lagunitas Partners, L.P. (9)                                    400,000       4.8               200,000       9.0
50 Osgood Place/Penthouse
San Francisco, CA 94133

Robert F. McCullough(10)                                        300,000       3.7               150,000       6.7
101 California St., Suite 4250
San Francisco, CA 94920

Banque Genovoise de Gestion(11)                                 300,000       3.7               150,000       6.7
PO Box 3271 15, rue Toepffer 1211
Geneva 3 Switzerland
=================================================   =====================  ============== =============== ================

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
(2) Includes 125,291 shares of Common Stock issuable upon the exercise of warrants by Amerindo Technology Growth Fund, Ltd. II and 125,291 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(3) All shares are held by the Benson Trust. Includes 568,123 shares subject to the Performance Escrow Agreement, 50,078 shares of Common Stock issuable upon the exercise of warrants and 50,078 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(4) Includes 375,000 shares of Common Stock issuable upon the exercise of warrants by Storie Partners, L.P. and 375,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(5) Includes 573,119 shares of Common Stock held by Mr. Stow as trustee of the Stow Family Trust, of which, 568,124 shares are subject to a Performance Escrow Agreement. Also includes an aggregate of 1,749 shares of Common Stock held by Mr. Stow in trust for his daughter and minor son. Also includes 6,666 shares of Common Stock issuable upon the exercise of stock options by Mr. Stow and 6,000 shares of Common Stock issuable upon the exercise of stock options by spouse.
(6)      Director.
(7)      Named Executive Officer.
(8) Includes 250,000 shares of Common Stock issuable upon the exercise of warrants by Intersolv, Inc. and 250,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(9) Includes 200,000 shares of Common Stock issuable upon the exercise of warrants by Lagunitas Partners, L.P. and 200,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(10) Includes 150,000 shares of Common Stock issuable upon the exercise of warrants by Robert McCullough and 150,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(11) Includes 150,000 shares of Common Stock issuable upon the exercise of warrants by Banque Genovoise de Gestion and 150,000 shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(12) Includes Common Stock owned directly or indirectly as well as Common Stock issuable within 60 days through the exercise of options, warrants and conversion of Series B Preferred Stock.


DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth at March 31, 1996 certain information regarding the ownership of each class of the Company's voting securities by (i) each of the Company's Directors, (ii) each of the Named Executive Officers, and (iii) all officers and Directors of the Company as a group.



                                                                                                        Number of
                                                                   Number of                            Shares of        Percentage
Name                                                               Shares of        Percentage          Series B         of Series B
                                                                    Common           of Common          Preferred         Preferred
                                                                     Stock             Stock              Stock             Stock

Alan M. Davis (2)(4)                                                25,000               *                 --                --
Roger C. Ferguson  (2)(4)                                           25,000               *                 --                --
Gary E. Gratny (2)(5)                                               213,000             2.7              80,000              3.6


                                      -49-





Alan D. Kucheck (3)(6)                                              110,000             1.4                --                --
Robert W. Leimena                                                     --                --                 --                --
D. Patrick Linehan (3)(7)                                           144,793             1.8              24,118              1.1
Michael G. Lyons (2)(8)                                             156,663             2.0              46,451              2.1
Philip E. Pearce  (2)(4)                                            25,000               *                 --                --
Kenneth A. Sexton (2)(4)(9)                                         525,000             6.3              250,000            11.2
John R. Snedegar (2)(10)                                            125,979             1.6                --                --
William R. Stow(2)(3)(11)                                           588,083             7.5                --                --
Andrew D. Wahl (3)                                                    --                --                 --                --
Walter H. Zipperman (3)                                               --                --                 --                --
All directors and executive officers as a group                    1,929,782           21.5              400,569            18.0
(12 persons) (12)
=============================================================  ================= =================  ================================


(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each person named in the above table is care of StarBase Corporation, 18872 MacArthur Boulevard, Irvine, California 92715.
(2)      Director.
(3)      Named Executive Officer as of March 31, 1995.
(4) Includes 25,000 shares of Common Stock issuable upon the exercise of stock options. The options have been granted and are pending regulatory approval.
(5) Includes 53,000 shares of Common Stock, held by multiple entities, which are managed by Whelan and Gratny Capital Management in which Mr. Gratny is a principal and has voting and dispositive power over such securities pursuant to the terms of an investment management agreement with the holder. Also includes 80,000 shares of Common Stock issuable upon the exercise of warrants, of which 67,500 shares are owned by multiple entities and Mr. Gratny has voting and dispositive power over such securities pursuant to the terms of an investment management agreement with the holder and 12,500 are held by Whelan and Gratny Capital Management. Also includes 80,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. The Series B Preferred Stock consists of 67,500 shares owned by multiple entities and Mr. Gratny has voting and dispositive power over such securities pursuant to the terms of an investment management agreement with the holder and 12,500 are held by Whelan and Gratny Capital Management.
(6) Includes 110,000 shares of Common Stock issuable upon the exercise of stock options by Mr. Kucheck.
(7) Includes 18,780 shares of Common Stock of which 17,114 share are subject to a Performance Escrow Agreement. Also includes 76,711 shares of Common Stock issuable upon the exercise of stock options and 25,784 shares issuable upon the exercise of warrants held by Mr. Linehan and 24,118 shares of Common Stock issuable upon conversion of Series B
          Preferred Stock.
(8) Includes 41,262 shares of Common Stock, of which 17,115 shares are subject to a Performance Escrow Agreement. Also includes 20,833 shares of Common Stock issuable upon the exercise of stock options and 48,117 shares of Common Stock issuable upon the exercise of warrants held by Mr. Lyons and 46,451 shares of Common Stock issuable upon conversion of Series B Preferred Stock.
(9) Includes 250,000 shares of Common Stock issuable upon the exercise of warrants and 250,000 Series B Preferred Stock held by Intersolv, Inc. in which Mr. Sexton is a corporate officer.
(10) Includes 13,333 shares of Common Stock issuable upon the exercise of stock options by Mr. Snedegar. Also includes 3,892 shares held by Mr. Snedegar as trustee of the Snedegar Revocable Living Trust, 9,833 shares held by Mr. Snedegar in trust for his minor son and daughter. Also includes 1,667 held by Norexco Petroleum, which is owned by Mr. Snedegar, and 83,501 shares held by Access Financial, Ltd., in which
         Avalon Management, Inc., owned by Norexco Petroleum, is the general partner.
(11) Includes 573,119 shares of Common Stock held by Mr. Stow as trustee of the Stow Family Trust, of which, 568,124 shares are subject to a Performance Escrow Agreement. Also includes an aggregate of 1,749 shares of Common Stock held by Mr. Stow in trust for his daughter and minor son. Also includes 6,666 shares of Common Stock issuable upon the exercise of stock options by Mr. Stow and 6,000 shares of Common Stock issuable upon the exercise of stock options by spouse.
(12) Includes a total of 332,943 shares of Common Stock issuable upon exercise of stock options, 403,901 shares of Common Stock issuable upon the exercise of warrants, and 400,569 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by all directors and executive officers of the Company as a group
- - -----------------------
 * Less than 1%.


                            XII. FINANCIAL STATEMENTS

See the consolidated audited financial statements of the Company dated March 31, 1995 and the consolidated unaudited quarterly financial statements of the Company dated December 31, 1995 in the Form 10-K and Form 10-Q, respectively, annexed hereto as Attachments A and B.


                          XIII. ADDITIONAL INFORMATION

During the course of this Offering, each prospective investor and his or her investor representative, if any, are invited to examine all documents relating to this investment, and to ask questions of and obtain additional information from the Company concerning the terms and conditions of the Offering or any other relevant matters (including, but not limited to additional information necessary to verify the accuracy of the information set forth herein), to the extent the Company possesses such information or can acquire it without reasonable effort or expense. Prospective investors or their representatives may ask questions with respect to the terms and conditions of the Offering and request additional information necessary to verify such information.

The Company's address is 18872 MacArthur Boulevard, Irvine, California 92715. The Company's registered office is in the City of Wilmington, County of New Castle, Delaware. Its telephone number is (714) 442-4400. The Company's federal tax identification number is 33-0567363.


               XIV. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the directors and senior officers of the Company are directors or officers of other corporations, with businesses which may conflict with the business of the Company. In accordance with the laws of Delaware, the directors and officers of the Company are required to act honestly, in good faith and in the best interests of the

Company. In determining whether or not the Company will take a proposed course of action, the directors will primarily consider the degree of risk to which the Company may be exposed and the Company's financial position at the time, after full disclosure of all direct or indirect conflicting interests.

The Company borrowed 33,333 and 13,948 unrestricted shares of its Common Stock from William Stow III and Michael Lyons, respectively. The shares were sold in the open market by the Company and the proceeds were used for general corporate purposes. The two directors have agreed, subject to regulatory and other approvals, to accept restricted shares in repayment.

In Fiscal 1995, the Board of Directors authorized the Company to loan William Stow III, President and CEO of StarBase, the sum of $126,000. At March 31, 1996, the principal and accrued interest amounts were $76,153 and $3,286, respectively. The loan is evidenced by a promissory note and is secured by a deed of trust on real property owned by Mr. Stow. The note is payable on November 4, 1998 or upon the sale of the property, whichever occurs earlier, and bears interest at a rate of 6.34% per annum, payable at maturity.

The Company entered into an independent contractor agreement with John Snedegar, a director, which ended March 31, 1996. The total amount earned by Mr. Snedegar was $252,000. Mr. Snedegar recently acquired ownership in Access Financial Ltd., which received a finder's fee in connection with the Reorganization.


                        XV. CONTRACTUAL RIGHTS OF ACTION

In certain circumstances, an Investor who purchases Units hereunder, has, by contract, the same right of action against the Company for rescission or damages as are afforded to a person who purchases securities in respect of which a prospectus has been filed. This right of action is in addition to any other right of remedy the investor may have at law, including such remedies as may be available under the federal or state laws of the United States of America.


                       XVI. INVESTOR SUITABILITY STANDARDS

THE INVESTMENT DESCRIBED IN THIS MEMORANDUM INVOLVES A VERY HIGH DEGREE OF RISK, AND THE PURCHASE OF UNITS SHOULD ONLY BE CONSIDERED BY PERSONS WHO CAN AFFORD THE TOTAL LOSS OF THEIR ENTIRE INVESTMENT IN THE UNITS HEREBY. SEE "RISK FACTORS".

U.S. Persons

For the purposes of this Memorandum, "U.S. Person" has the meaning set forth in Regulation S of the Act, including: (1) any natural person resident in the United States; (2) any partnership or corporation organized or incorporated under the laws of the United States; (3) any estate of which any executor or administrator is a U.S. person; (4) any trust of which any trustee is a U.S. person; (5) any agency or branch of a foreign entity located in the United
States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer of other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (8) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Act) who are not natural persons, estates or trusts.

Purchaser Qualifications

U.S. Persons

The Act and the Rules and Regulations promulgated thereunder by the Commission impose limitations on the U.S. Persons who may participate in the Offering and from whom subscriptions may be accepted. Accordingly, this offer and sale of Units to U.S. Persons is limited to "accredited investors" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

The suitability standards discussed below represent minimum suitability standards for prospective purchasers. The satisfaction of such standards by a prospective purchaser does not necessarily mean that the Units are a suitable investment for such prospective purchasers. Prospective purchasers are encouraged to consult their personal financial, legal and tax advisors to determine whether an investment in the Units is appropriate. The Company may reject subscriptions, in whole or in part, in its absolute discretion.

Each purchaser must represent in writing that it qualifies as an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Act, and must demonstrate the basis for such qualification. To be an accredited investor, a purchaser must fall within any of the following categories at the time of the sale of Units to that purchaser. Accordingly no subscriptions will be accepted from investors not meeting one of the following standards:

         (1) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in
                  Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small
                  Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
         (2)      A private  business development  company as defined in Section
                   202(a)(22) of the Investment Advisers Act of 1940;
         (3)      An  organization  described in Section 501c(3) of the Internal
                  Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Stock with total assets in excess of $5,000,000;
         (4)      A director or executive officer of the Company;
         (5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Units exceeds $1,000,000;
         (6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
         (7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the common stock, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and
         (8) An entity in which all of the equity owners are accredited investors (as defined in (1) through (7) above).

As used in this Memorandum, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of (5) above, the principal residence of the purchaser must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to the purchaser's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, purchasers who are residents of such jurisdictions may be required to meet additional suitability requirements.

All Units are offered and sold pursuant to exemptions under Section 25102(f) of the California Corporate Securities Law of 1968, based upon the assumption that:

         (1) each investor either has a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, or by reason of such investor's business or financial experience or the business or financial experience of such investor's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly could be reasonably assumed to have the capacity to protect their own interests in connection with the transaction;

         (2) each investor will represent that such investor is purchasing the Units for such investor's own account (or a trust account if the investor is a trustee) and not with a view to or for sale in connection with any distribution of the security; and

         (3) this Offering is not accompanied by the publication of any advertisement.

In addition, investors who are Non-U.S. Persons may also be subject to the requirements of other securities laws, including the securities laws of the jurisdiction in which they reside.


                 XVII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company will indemnify its directors and may indemnify its officers to the fullest extent permitted by law and requires the Company, subject to certain exceptions, to advance litigation expenses upon receipt of an undertaking by the director or officer. Any such advances shall be repaid to the Company if it is ultimately determined that such person is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, the Company's Certificate of Incorporation, as amended, provides that its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care as a director to the Company and its stockholders. This provision in the Certificate of Incorporation, as amended, does not, however, eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company has also entered into agreements to indemnify its directors and its officers in addition to the indemnification provided for in the Certificate of Incorporation, as amended, and Bylaws. These agreements will, among other things, indemnify the Company's directors and its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

The Company has a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses up to $1 million in the aggregate arising from any wrongful act (as defined by the policy) in his or her capacity as a Director or Officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $250,000. The policy reimburses the directors and officers for amounts in excess of $5,000 individually, or in excess of $75,000 in the aggregate, for claims which the Company does not reimburse or is not required to reimburse the directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. The Company believes that its Certificate of Incorporation, as amended, and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

                                 XVIII. EXHIBITS

The documents noted below (other than the documents noted with an asterisk) have been previously filed with the Commission and are available in the Company's public SEC filings under the exhibit number indicated.

Exhibit
Number                                                  Description

*3.1                    Certificate of Incorporation of the Company, as amended.
 3.2                    Certificate of Designations, Preferences and Privileges
                        of Series A Preferred Stock.
 3.3                    Amended and Restated Bylaws of the Company.
 4.1                    Investors' Rights  Agreement  dated September  16,  1994
                        among the Company and certain investors.
 4.2                    Registration Rights Agreement dated December 15, 1994.
*5.1                    Opinion of Parker Chapin Flattau & Klimpl, LLP,  counse
                        to the Company, regarding legality.
10.1                    Form of Indemnity Agreement for Directors.
10.2                    Form of Indemnity Agreement for Officers.
10.3                    Performance  Share Escrow  Agreement, as amended,  among
                        the Company, Montreal Trust Company of Canada as  Escrow
                        Agent, and certain of the  Company's stockholders.
10.4                    Sublease  dated   December  2, 1993  between  McDonnell
                        Douglas Travel Company and StarBase Corporation, for the
                        Company's Irvine, California facilities.
10.6                    Incentive Stock  Option, Non-Qualified  Stock Option and
                        Restricted Stock Purchase Plan - 1992, as amended.
10.8                    Form of  Notice of  Grant of Non-statutory Stock Option,
                        together with exhibits.
10.9                    Form of Restricted Stock Issuance Agreement.
10.10                   Form of Restricted Stock Purchase Agreement.
10.11                   Forms  of  Common  Stock  Subscription   Agreements  and
                        Warrants used from time to time between  the Company and
                        certain of its  stockholders in  connection with certain
                        equity  financings,  together  with  a  list  of  equity
                        investors.
10.12                   Forms  of  Common  Stock  Subscription  Agreement  and
                        Warrants used in November 1994 Private Placement.
10.13                   Forms   of  Common   Stock   Subscription  Agreement and
                        Warrants used in March 1995 Private Placement.
10.14                   Regional Prototype  Defined Contribution Plan  and Trust
                        of the Company.
10.15                   Fiscal  Agenc   Agreement  between   the   Company  and
                        Canaccord Capital Corporation.
10.16                   Form of Agents' Warrant.
10.17                   Silicon Valley Bank Warrant dated December 15, 1994.
10.18                   Loan  and  Security  Agreement  dated December  15, 1994
                        between the Company and Silicon Valley Bank.
10.19                   Secured Promissory Note dated November 4, 1994 and Stock
                        Pledge Agreement from William R. Stow, III.
10.20                   Promissory  Note dated  June 30, 1995 payable to William
                        R. Stow III.
10.21                   Promissory  Note  dated  June 30, 1995  payable  to D.
                        Patrick Linehan.
10.22                   Promissory  Note  dated June  30,  1995 payable  to
                        Michael G. Lyons.
10.23                   Forbearance  Agreement  between   Silicon  Valley   Bank
                        and StarBase Corporation.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.



- - ---------------------------                      -------------------------------
William R. Stow III                              Robert W. Leimena
President and CEO                                Chief Financial Officer

                                XIX. ATTACHMENTS


Attachment A      Form 10-K March 31, 1995

Attachment B      Form 10-Q December 31, 1995